[LOGO]

                                     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
               A Wholly-Owned Subsidiary of Sun Life Assurance Company of Canada

EXECUTIVE OFFICE:                     HOME OFFICE:                          ANNUITY SERVICE MAILING ADDRESS:
One Sun Life Executive Park           Wilmington, Delaware                  Sun Life Annuity Service Center
Wellesley Hills, Massachusetts 02181                                        P.O. Box 1024
                                                                            Boston, Massachusetts 02103

    This certificate evidences the interest of the Participant named in the Certificate Specifications page in the Combination Variable and Fixed Group Annuity contract ("contract") issued by Sun Life Assurance Company of Canada (U.S.) ("the Company").

    The contract is the legal contract. This certificate is merely a summary of the rights, duties and benefits of that contract. A copy of the contract may be obtained by requesting it in writing from the Company. If there is any conflict between the provisions of the contract and those of this certificate, the contract is the controlling document.

    The Company will pay an annuity commencing on the Annuity Commencement Date to the Annuitant if then living, by applying the adjusted value of the Participant's Account in accordance with the settlement provisions.

    If the Annuitant dies while the contract is in effect and this certificate is in force and before the Annuity Commencement Date, the Company will pay a death benefit to the Beneficiary upon receipt of Due Proof of Death of the Annuitant. Under certain circumstances, if the Participant dies prior to the Annuitant and before the Annuity Commencement Date, a distribution is required by law.

    All payments will be made to the persons and in the manner set forth in the contract.

    Signed by the Company at its Executive Office, Wellesley Hills, Massachusetts on the Date of Coverage.

Donald A.
Stewart           Margaret Sears Mead
President         Secretary

                                CERTIFICATE FOR
FLEXIBLE PAYMENT DEFERRED COMBINATION VARIABLE AND FIXED GROUP ANNUITY CONTRACT
                                NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD AND DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO A PARTICIPANT, INCLUDING WITHDRAWALS, TRANSFERS, AMOUNTS APPLIED TO PURCHASE AN ANNUITY, AND DISTRIBUTIONS RESULTING FROM THE DEATH OF THE PARTICIPANT. PAYMENTS MADE FROM GUARANTEE AMOUNTS WHICH ARE WITHIN 30 DAYS PRIOR TO THE END OF A GUARANTEE PERIOD OR THE WITHDRAWAL OF INTEREST CREDITED TO GUARANTEE AMOUNTS DURING THE CURRENT ACCOUNT YEAR ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT.

RIGHT TO RETURN CERTIFICATE. Please read this certificate. If not satisfied with it, the Participant may, within 10 days after its receipt, return it by delivering or mailing it to the Annuity Service Mailing Address indicated above. Immediately upon receipt of the certificate by the Company, the certificate will be deemed void as though it had never been applied for, and the Participant's Account Value at the end of the Valuation Period during which the certificate is received by the Company will be refunded to the Participant.

IMPORTANT NOTICE:
    It is not necessary to employ any person to collect any payment or benefit provided by the contract. When you require help or advice, write directly to the Company at its Annuity Service Mailing Address.
    The contract contains many benefits. In your own best interest you should consult the Company if anyone advises you to surrender this certificate or to replace it with a new contract or certificate.

                               TABLE OF CONTENTS

                                                                        Page
CERTIFICATE SPECIFICATIONS PAGE                                           4
----------------------------------------------------------------------------
DEFINITIONS                                                               5
----------------------------------------------------------------------------
FIXED AND VARIABLE ACCOUNTS                                               7
    Fixed Account                                                         7
    Variable Account and Sub-Accounts                                     7
    Ownership of Assets                                                   7
    Investments of the Sub-Accounts                                       7
----------------------------------------------------------------------------
PURCHASE PAYMENTS                                                         7
    Payments                                                              7
    Account Continuation                                                  7
    Allocation of Net Purchase Payments                                   7
----------------------------------------------------------------------------
CERTIFICATE VALUES DURING ACCUMULATION PERIOD                             8
    Participant's Account                                                 8
    Variable Account Value                                                8
      Crediting Variable Accumulation Units                               8
      Variable Accumulation Unit Value                                    8
      Variable Accumulation Value                                         8
      Net Investment Factor                                               8
    Fixed Account Value                                                   9
      Guarantee Periods                                                   9
      Guaranteed Interest Rates                                           9
      Fixed Accumulation Value                                           10
    Transfer Privilege                                                   10
    Account Fee                                                          10
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CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE ADJUSTMENT         11
    Cash Withdrawals                                                     11
    Withdrawal Charges                                                   11
    Nursing Home Withdrawal Privilege                                    12
    Market Value Adjustment                                              12
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DEATH BENEFIT                                                            13
    Death Benefit Provided by the Contract                               13
    Election and Effective Date of Election                              13
    Payment of Death Benefit                                             13
    Amount of Death Benefit                                              14
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SETTLEMENT PROVISIONS                                                    15
    General                                                              15
    Election and Effective Date of Election                              15
    Determination of Amount                                              15
    Effect of Annuity Commencement Date on Participant's Account         15
    Annuity Commencement Date                                            16
    Fixed Annuity Payments                                               16
    Variable Annuity Payments                                            16
    Annuity Unit Value                                                   16
    Exchange of Variable Annuity Units                                   16
    Account Fee                                                          17
    Description of Annuity Options                                       17
    Amounts Payable on Death of Payee                                    17
    Annuity Payment Rates                                                18
----------------------------------------------------------------------------

OWNERSHIP PROVISIONS                                                     19
    Exercise of Contract Rights                                          19
    Change of Ownership                                                  19
    Death of Participant                                                 19
    Voting of Fund Shares                                                20
    Periodic Reports                                                     20
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BENEFICIARY PROVISION                                                    21
    Designation and Change of Beneficiary                                21
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GENERAL PROVISIONS                                                       21
    Age and Sex Misstatement                                             21
    This Certificate                                                     21
    Currency                                                             21
    Determination of Values                                              21
    Governing Law                                                        21
    Guarantees                                                           21
    Incontestability                                                     22
    Modification                                                         22
    Nonparticipating                                                     22
    Payments by the Company                                              22
    Proof of Age                                                         22
    Proof of Survival                                                    22
    Splitting Units                                                      22
    Rights Reserved by the Company                                       22
----------------------------------------------------------------------------
QUALIFIED CERTIFICATE PROVISIONS

                           CERTIFICATE SPECIFICATIONS

PARTICIPANT AND ANNUITANT                            [ENTER NAME]
CERTIFICATE NUMBER                                   [ENTER NUMBER]
AGE OF ANNUITANT                                     [ENTER AGE]
SEX OF ANNUITANT                                     [ENTER GENDER]
DATE OF COVERAGE                                     XX/XX/XX
ACCOUNT ANNIVERSARY DATE                             XX/XX/XX
MINIMUM INITIAL PURCHASE PAYMENT                     [$10,000]
INITIAL PURCHASE PAYMENT                             [ENTER AMOUNT]
MINIMUM ADDITIONAL PURCHASE PAYMENT                  [$1,000]
MAXIMUM INITIAL PURCHASE PAYMENT WITHOUT COMPANY
  APPROVAL                                           [$1,000,000]
BENEFICIARY                                          AS SPECIFIED IN THE APPLICATION
ANNUITY COMMENCEMENT DATE                            XX/XX/XX
ANNUITY OPTION                                       DEFERRED
MINIMUM ANNUITY APPLICATION AMOUNT                   [$2,000]
MINIMUM INITIAL ANNUITY PAYMENT AMOUNT               [$20]
ACCOUNT FEE AFTER ANNUITY COMMENCEMENT DATE          [$35]
ACCOUNT FEE                                          [ACCOUNT YEARS 1-5 - $35
                                                     ACCOUNT YEARS 6 + - $50 maximum]
MAXIMUM ACCOUNT FEE                                  [$50]
MINIMUM ACCOUNT VALUE FOR WAIVER OF ACCOUNT FEE      [$75,000]
FRONT-END SALES LOAD                                 [NONE]

                                                     [Number of Complete     Withdrawal
WITHDRAWAL CHARGES                                      Account Years          Charges
                                                     --------------------  ---------------
                                                                  0-1                 6%
                                                                  2-3                 5%
                                                                  4-5                 4%
                                                                    6                 3%
                                                            7 OR MORE                 0%]

MINIMUM GUARANTEE PERIOD AMOUNT                      [$1,000]
INITIAL GUARANTEE PERIOD(S)                          [ENTER PERIOD(S)]
GUARANTEED INTEREST RATE                             [x%]
MINIMUM GUARANTEED INTEREST RATE                     [3%]
MARKET VALUE ADJUSTMENT ("b factor")                 [0%]
MAXIMUM b FACTOR                                     0.25%
MAXIMUM TRANSFER FEE PER TRANSFER                    [NONE]
MAXIMUM NUMBER OF TRANSFERS PER YEAR                 [12]
MINIMUM TRANSFER AMOUNT                              [$1,000]
MINIMUM AMOUNT REMAINING IN SUBACCOUNT AFTER
  TRANSFER                                           [$1,000]
ASSET CHARGE (FOR THE VARIABLE ACCOUNT ONLY)         [1.40%]
AVAILABLE FUND OPTIONS:

               [ENTER FUND OPTIONS]

[ENTER FORM NUMBER]

                                  DEFINITIONS

Any reference in this certificate to "RECEIPT" and "RECEIVED" by the Company means receipt at the Company's Annuity Service Mailing Address shown on the first page of this certificate.

ACCOUNT YEARS AND ACCOUNT ANNIVERSARIES: The first Account Year shall be the period of 12 months plus a part of a month as measured from the Date of Coverage to the first day of the calendar month which follows the calendar month of coverage. All Account Years and Account Anniversaries thereafter shall be 12 month periods based upon such first day of the calendar month which follows the calendar month of coverage. If, for example, the Date of Coverage occurs in March, the first Account Year will be determined from the Date of Coverage but will end on the last day of March in the following year; all other Account Years and all Account Anniversaries will be measured from April 1.

ACCUMULATION PERIOD: The period before the Annuity Commencement Date and during the lifetime of the Annuitant.

ANNUITANT: The person or persons named in the Application, if any, and on whose life the first annuity payment is to be made. The Participant may not designate a co-annuitant unless the Participant and Annuitant are different persons. If more than one person is so named, all provisions of the contract which are based on the death of the Annuitant will be based on the date of death of the last surviving of the persons so named. By example, the death benefit will become due only upon the death, prior to the Annuity Commencement Date, of the last surviving of the persons so named. Collectively, these persons are referred to in the contract as Annuitants. The Participant is not permitted to name a co-annuitant under a Qualified Contract.

*ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment is to be made.

*ANNUITY OPTION: The method for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent variable annuity payment from the Variable Account.

APPLICATION: The document, if any, signed by each Participant that serves as his or her application for participation under the contract, a copy of which is attached to this certificate.

*BENEFICIARY: The person or entity having the right to receive the death benefit set forth in this certificate and, for a certificate issued under a Non-Qualified Contract, who, in the event of the Participant's death, is the DESIGNATED BENEFICIARY for purposes of Section 72(s) of the Code.

CODE: The Internal Revenue Code of 1986, as amended.

COMPANY: Sun Life Assurance Company of Canada (U.S.).

CONTRACT APPLICATION: The document signed by the Owner that evidences the Owner's application for the contract.

DATE OF COVERAGE: The date on which this certificate becomes effective.

DEATH BENEFIT DATE: The date on which the death benefit election is effective or is deemed to become effective, which is the date on which the Company receives Due Proof of Death.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: Part of the general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND(S): One or more open-end management investment companies or "mutual funds" registered under the Investment Company Act of 1940.

GUARANTEE AMOUNT: Any portion of a Participant's Account Value allocated to a particular Guarantee Period with a particular Expiration Date (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest credited by the Company on a compound annual basis during any Guarantee Period.

------------------------
*As specified in the Application, if any, unless changed.

NET INVESTMENT FACTOR: An index applied by the Company to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater than, less than, or equal to one (1).

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable front-end sales load or premium or similar tax, if any.

NON-QUALIFIED CONTRACT: A contract used in connection with a retirement plan which does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Code. The Participant's interest in the contract evidenced by this certificate must be owned by a natural person or agent for a natural person for the contract to receive favorable income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in the contract and in whose name or names the contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), or Section 408 (p) of the Code to serve as legal owner of assets of a retirement plan, but the term Owner, as used herein, refers to the organization entering into the contract.

PARTICIPANT: The person named in this certificate who is entitled to exercise all rights and privileges of ownership under the certificate, except as reserved by the Owner.

PARTICIPANT'S ACCOUNT: An account to which Net Purchase Payments are credited.

PARTICIPANT'S ACCOUNT VALUE: The variable accumulation value, if any, plus the fixed accumulation value, if any, of a Participant's Account for any Valuation Period.

PAYEE: A recipient of payments relating to this certificate. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Annuitant.

PURCHASE PAYMENT (PAYMENT): The amount paid to the Company as consideration for the benefits provided by the contract.

QUALIFIED CONTRACT: A contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Code.

SEVEN YEAR ANNIVERSARY: The seventh Account Anniversary and each succeeding Account Anniversary occurring at any seven year interval thereafter; for example, the 14th, 21st and 28th Account Anniversaries.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of specific series or sub-series of a Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit and Annuity Unit values to the next subsequent determination of these values. Such determination shall be made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and on such other days on which there is a sufficient degree of trading in the portfolio securities of the Variable Account so that the values of the Variable Account's Accumulation Units and Annuity Units might be materially affected.

VARIABLE ACCOUNT: A separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of the value of the variable portion of a Participant's Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-Accounts of the Variable Account.

------------------------
*As specified in the Application, if any, unless changed.

                          FIXED AND VARIABLE ACCOUNTS

FIXED ACCOUNT

    The Fixed Account consists of all assets of the Company other than those allocated to any separate account of the Company. Any portion of a Net Purchase Payment allocated by a Participant to a Guarantee Period(s) will become part of the Fixed Account.

VARIABLE ACCOUNT AND SUB-ACCOUNTS

    The Variable Account to which the variable accumulation values and Variable Annuity payments, if any, under the contract relate was established by the Company pursuant to a resolution of its Board of Directors. The Company has registered the Variable Account as a unit investment trust under the Investment Company Act of 1940. That portion of the assets of the Variable Account equal to the reserves and other contract liabilities with respect to the Variable Account shall not be chargeable with liabilities arising out of any other business the Company may conduct.

    The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a designated series or sub-series of a Fund. The values of the Variable Accumulation Units and the Annuity Units described in the contract reflect the investment performance of the Sub-Accounts.

OWNERSHIP OF ASSETS

    The Company shall have exclusive and absolute ownership and control of its assets, including all assets of the Sub-Accounts. The Company reserves the right to transfer the assets of a Sub-Account, in excess of the reserves and other policy liabilities with respect to that Sub-Account, to another Sub-Account or to the Company's general account.

INVESTMENTS OF THE SUB-ACCOUNTS

    All amounts allocated to a Sub-Account will be used to purchase shares of a specific series or sub-series of a Fund. The Fund shares available on the Date of Coverage are shown on the Certificate Specifications page; more series and/or Funds may be subsequently added or deleted. Each Fund is an open-end investment company ("mutual fund") registered under the Investment Company Act of 1940. Any and all distributions made by a Fund with respect to shares held by a Sub-Account will be reinvested to purchase additional shares of that series at net asset value. Deductions from the Sub-Accounts will, in effect, be made by reducing the number of Accumulation Units attributable to a Participant's Account. Each Sub-Account will be fully invested in Fund shares at all times.

                               PURCHASE PAYMENTS

PAYMENTS

    All Purchase Payments are to be paid to the Company at its Annuity Service Mailing Address. The amount of Purchase Payments may vary; however, the Company will not accept an initial Purchase Payment for any Certificate which is less than the minimum amount specified on the Certificate Specifications page, and each additional Purchase Payment must be at least the minimum additional amount specified on the Certificate Specifications page. In addition, the prior approval of the Company is required before it will accept a Purchase Payment which would cause the value to exceed the maximum Purchase Payment amount specified on the Certificate Specifications page. If the value exceeds such maximum amount, no additional Purchase Payments will be allocated without the prior approval of the Company.

ACCOUNT CONTINUATION

    A Participant's Account shall be continued automatically in full force during the lifetime of the Annuitant until the Annuity Commencement Date or until the Participant's Account is surrendered.

ALLOCATION OF NET PURCHASE PAYMENTS

    The Net Purchase Payment is that portion of a Purchase Payment which remains after deduction of any applicable front-end sales load and premium or similar tax. Each Net Purchase Payment will, upon receipt by the Company, be allocated to the Participant's Account, either to the Sub-Accounts or to the Fixed Account or to both the Sub-Accounts and the Fixed Account in accordance with the allocation factors specified in the Application, or as subsequently changed by the Participant.

    The allocation factors for new Purchase Payments among the Guarantee Periods and the Sub-Accounts may be changed by the Participant at any time by giving notice of the change to the Company, in accordance with the Company's procedures then in effect. The Participant may effect such change directly, or through an authorized third party, subject to the Company's approval given in its sole discretion, and further subject to adherence to such Company procedures as may be adopted from time to time. Any change will take effect with the first Purchase Payment received with or after receipt of notice of the change by the Company and will continue in effect until subsequently changed.

                 CERTIFICATE VALUES DURING ACCUMULATION PERIOD

PARTICIPANT'S ACCOUNT

    The Company will establish a Participant's Account for each Participant under the contract and will maintain the Participant's Account during the Accumulation Period. The Participant's Account Value for any Valuation Period is equal to the variable accumulation value, if any, plus the fixed accumulation value, if any, of the Participant's Account for that Valuation Period.

VARIABLE ACCOUNT VALUE

CREDITING VARIABLE ACCUMULATION UNITS

    Upon receipt of a Purchase Payment by the Company, all or that portion, if any, of the Net Purchase Payment to be allocated to the Sub-Accounts will be credited to the Participant's Account in the form of Variable Accumulation Units. The number of particular Variable Accumulation Units to be credited is determined by dividing the dollar amount allocated to the particular Sub-Account by the Variable Accumulation Unit value of the particular Sub-Account for the Valuation Period during which the Purchase Payment is received by the Company.

VARIABLE ACCUMULATION UNIT VALUE

    The Variable Accumulation Unit value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Variable Accumulation Unit value for the particular Sub-Account for any subsequent Valuation Period is determined by methodology which is the mathematical equivalent of multiplying the Variable Accumulation Unit value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Sub-Account for such subsequent Valuation Period. The Variable Accumulation Unit value for each Sub-Account for any Valuation Period is the value determined as of the end of the particular Valuation Period and may increase, decrease or remain constant from Valuation Period to Valuation Period in accordance with the Net Investment Factor described below.

VARIABLE ACCUMULATION VALUE

    The variable accumulation value, if any, of a Participant's Account for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units of each Sub-Account credited to the Participant's Account for such Valuation Period. The variable accumulation value of each Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited to each Sub-Account by the Variable Accumulation Unit value of the particular Sub-Account for such Valuation Period

NET INVESTMENT FACTOR

    The Net Investment Factor is an index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater than, less than, or equal to one (1); therefore, the value of a Variable Accumulation Unit may increase, decrease or remain the same.

    The Net Investment Factor for any Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

(a)  is the net result of:

    1) the net asset value of a Fund share held in the Sub-Account determined as of the end of the Valuation Period, plus

    2) the per share amount of any dividend or other distribution declared by the Fund on the shares held in the Sub-Account if the ex-dividend date occurs during the Valuation Period, plus or minus

    3) a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Sub-Account;

(b) is the net asset value of a Fund share held in the Sub-Account determined as of the end of the preceding Valuation Period; and

(c) is the asset charge factor determined by the Company for the Valuation Period to reflect the charges for assuming the mortality and expense risks and administrative expense risks.

    The asset charge factor for any Valuation Period is equal to the daily asset charge factor multiplied by the number of 24 hour periods in the Valuation Period. The daily asset charge factor will be determined by the Company annually, but in no event will it exceed the maximum daily asset charge factor specified on the Certificate Specifications page.

FIXED ACCOUNT VALUE

GUARANTEE PERIODS

    The Participant elects one or more Guarantee Period(s) from among those made available by the Company. The period(s) elected will determine the Guaranteed Interest Rate(s). A Purchase Payment or the portion (at least equal to the minimum Guarantee Period amount set forth on the Certificate Specifications page) thereof (or amount transferred in accordance with the Transfer Privilege provision described below) allocated to a particular Guarantee Period will earn interest at the Guaranteed Interest Rate in effect during the Guarantee Period. Initial Guarantee Periods begin on the date a Net Purchase Payment is applied (or, in the case of a transfer, on the effective date of the transfer) and end when the number of calendar years in the Guarantee Period elected (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) has elapsed. The last day of a Guarantee Period is the Expiration Date. Subsequent Guarantee Periods begin on the first day following the Expiration Date.

    Any portion of a Participant's Account Value allocated to a particular Guarantee Period with a particular Expiration Date (including interest earned thereon) is referred to as a Guarantee Amount. As a result of additional Purchase Payments, renewals and transfers of portions of the Participant's Account Value, Guarantee Amounts allocated to Guarantee Periods of the same duration may have different Expiration Dates, and each Guarantee Amount will be treated separately for purposes of determining any market value adjustment.

    The Company will notify the Participant in writing at least 45 and no more than 75 days prior to the Expiration Date for any Guarantee Amount. A new Guarantee Period of the same duration as the previous Guarantee Period will commence automatically at the end of the previous Guarantee Period unless the
Company receives, in writing [within     days] prior to the end of such
Guarantee Period, an election by the Participant of a different Guarantee Period from among those being offered by the Company at such time, or instructions to transfer all or a portion of the Guarantee Amount to one or more Sub-Accounts in accordance with the Transfer Privilege provision. Each new Guarantee Amount must be at least the amount set forth on the Certificate Specifications page unless it is equal to the entire Guarantee Amount being transferred.

GUARANTEED INTEREST RATES

    The Company periodically will establish an applicable Guaranteed Interest Rate for each Guarantee Period offered by the Company. These rates will be guaranteed for the duration of the respective Guarantee Periods.

    No Guaranteed Interest Rate will be less than the minimum rate per year set forth on the Certificate Specifications page, compounded annually.

FIXED ACCUMULATION VALUE

    Upon receipt of a Purchase Payment by the Company, all or that portion, if any, of the Net Purchase Payment which is allocated to the Fixed Account will be credited to the Participant's Account and allocated to the Guarantee Period(s) selected by the Participant. The fixed accumulation value, if any, of a Participant's Account for any Valuation Period is equal to the sum of the values of all Guarantee Amounts credited to the Participant's Account for such Valuation Period.

TRANSFER PRIVILEGE

    At any time during the Accumulation Period the Participant may transfer all or part of the Participant's Account Value to one or more Sub-Accounts or Guarantee Periods, subject to the conditions set forth below. A transfer will generally be effective on the date the request for transfer is received by the Company, however, the Company reserves the right in its sole discretion to delay the effective date of any transfer to or from the Fixed Account.

    Transfers involving Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit values of the applicable Sub-Account for the Valuation Period during which the transfer is effective. Transfers to a Guarantee Period will result in a new Guarantee Period for the amount being transferred, Any such Guarantee Period will begin on the effective date of the transfer and end on the Expiration Date. The amount transferred into such Guarantee Period will earn interest at the Guaranteed Interest Rate declared by the Company for that Guarantee Period as of the effective date of the transfer.

    Transfers will be subject to the following conditions: (1) not more than 12 transfers may be made in any Account Year; (2) the amount being transferred from a Sub-Account may not be less than the amount set forth on the Certificate Specifications page unless the total Participant's Account Value attributable to a Sub-Account is being transferred; (3) any Participant's Account Value remaining in a Sub-Account may not be less than the amount set forth on the Certificate Specifications page; and (4) the total Participant's Account Value attributable to the Guarantee Amount must be transferred, except for an "interest out" transfer (I.E. the entire amount of interest credited to all Guarantee Amounts during the current Account Year is transferred to one or more Sub-Accounts). In addition, transfers of a Guarantee Amount (except interest credited to such Guarantee Amount during the current Account Year) will be subject to the market value adjustment described below unless the transfer is effective within 30 days prior to the Expiration Date applicable to the Guarantee Amount. Transfers involving Variable Accumulation Units shall be subject to such terms and conditions as may be imposed by the Funds. Similarly, the Company reserves the right in its sole discretion to delay transfers of a Guarantee Amount for reasons similar to those underlying delays of transfers among Sub-Accounts. The Company also reserves the right in its sole discretion to refuse or delay all transfer requests initiated on behalf of a Participant by any third party authorized by the Participants to make such transfer requests. Currently, there is no charge for transfers; however, the Company reserves the right to impose a charge for each transfer as shown on the Certificate Specifications page. The Company reserves the right to limit the amount which may be transferred from the Sub-Accounts to the Fixed Account.

ACCOUNT FEE

    Prior to the Annuity Commencement Date, on each Account Anniversary the Company will deduct from the value of each Participant's Account an annual account fee to reimburse the Company for administrative expenses relating to the contract and the Participant's Account. In Account Years one through five the account fee is equal to the lesser of the amount specified on the Certificate Specifications page or 2% of the Participant's Account Value; thereafter the account fee may be changed annually, but in no event may it exceed the lesser of the maximum amount specified on the Certificate Specifications page or 2% of the Participant's Account Value. The account fee will be deducted on a PRO RATA basis from amounts allocated to each Guarantee Period and each Sub-Account in which the Participant's Account is invested at the time of such deduction. If a Participant's Account is surrendered for its full value on other than an Account

Anniversary, the account fee will be deducted in full at the time of such surrender. The Company will waive the account fee when either (a) the entire Participant's Account Value has been allocated to the Fixed Account during the entire previous Account Year, or (b) the Participant's Account Value is greater than the amount specified on the Certificate Specifications page on the Account Anniversary. On the Annuity Commencement Date the value of the Participant's Account will be reduced by a proportionate amount of the account fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

    After the Annuity Commencement Date an annual account fee in an amount specified on the Certificate Specifications page will be deducted in equal amounts from each Variable Annuity payment made during the year. No such deduction is made from Fixed Annuity payments.

        CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE ADJUSTMENT

CASH WITHDRAWALS

    At any time before the Annuity Commencement Date and during the lifetime of the Annuitant, the Participant may elect to receive a cash withdrawal payment from the Company by filing with the Company at its Annuity Service Mailing Address, a written election in such form as the Company may require. Any such election shall specify the amount of the withdrawal and will be effective on the date that it is received by the Company. Any cash withdrawal payment will be paid within seven days from the date the election becomes effective, except as the Company may be permitted to defer such payment in accordance with the Investment Company Act of 1940. The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date written request for such withdrawal is received by the Company,

    The Participant may request a full surrender or a partial withdrawal. A full surrender will result in a cash withdrawal payment equal to the value of the Participant's Account at the end of the Valuation Period during which the election becomes effective less the account fee, plus or minus any applicable market value adjustment, and less any applicable withdrawal charge. A partial withdrawal (I.E., a payment of an amount less than that paid under a full surrender) will result in the cancellation of a portion of the Participant's Account Value with an aggregate dollar value equal to the dollar amount of the cash withdrawal payment, plus or minus any applicable market value adjustment and plus any applicable withdrawal charge.

    In the case of a partial withdrawal, the Participant may instruct the Company as to the amounts to be withdrawn from each Sub-Account and/or Guarantee Amount. If not so instructed, the Company will effect the partial withdrawal PRO RATA from each Sub-Account and Guarantee Amount in which the Participant's Account Value is invested at the end of the Valuation Period during which the withdrawal becomes effective. If a partial withdrawal is requested which would leave a Participant's Account Value less than the account fee, then such partial withdrawal will be treated as a full surrender.

    Cash withdrawals from a Sub-Account will result in the cancellation of Variable Accumulation Units attributable to the Participant's Account with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit value(s) of the Sub-Account(s) for the Valuation Period during which the cash withdrawal is effective.

    All cash withdrawals of any Guarantee Amount, except those effective within 30 days prior to the Expiration Date of such Guarantee Amount or the withdrawal of interest credited to such Guarantee Amount during the current Account Year, will be subject to the market value adjustment described below.

WITHDRAWAL CHARGES

    If a cash withdrawal is made, a withdrawal charge may be assessed by the Company. The amount of any withdrawal charge is determined as follows:

        Old Payments, and new Payments: With respect to a particular Account Year, new Payments are those Payments made in that Account Year or in the six immediately preceding Account Years; and old Payments are those Payments not defined as new Payments.

        Order of liquidation: For purposes of a full surrender or partial withdrawal, each withdrawal is allocated first to the free withdrawal amount and then to previously unliquidated Payments (on a first-in, first-out basis) until all Purchase Payments have been liquidated.

        Free withdrawal amount: The free withdrawal amount is equal to 10% of any new Payments, irrespective of whether such new Payments have been liquidated. Any portion of the free withdrawal amount that is not used in the current Account Year is cumulative into future years.

        Maximum withdrawal amount without a withdrawal charge: The maximum amount that can be withdrawn without a withdrawal charge in an Account Year is equal to the sum of: (a) any previously unliquidated free withdrawal amount, and (b) any previously unliquidated old Payments.

        Amount subject to withdrawal charge: For any partial withdrawal or full surrender, the amount subject to withdrawal charge is the amount of the partial withdrawal or full surrender less the maximum withdrawal amount without a withdrawal charge, up to a maximum of the sum of all unliquidated new Payments.

        Withdrawal charge percentage: The withdrawal charge percentage varies according to the number of complete Account Years between the Account Year in which a Purchase Payment was credited to the Participant's Account and the Account Year in which it is withdrawn.

        Amount of withdrawal charge: The amount of the withdrawal charge is determined by multiplying the amount subject to a withdrawal charge by the withdrawal charge percentage(s) set forth on the Certificate Specifications page.

    No withdrawal charge is imposed upon amounts applied to purchase an annuity.

NURSING HOME WITHDRAWAL PRIVILEGE

    The Company will waive the withdrawal charge arising from a full surrender if: (1) at least one year has elapsed since the Certificate's Date of Coverage, and (2) the Participant is confined to an eligible nursing home and has been confined there for at least the preceding one hundred eighty (180) days. Proof of the Participant's confinement to an eligible nursing home must be provided to the Company at its Annuity Service Mailing Address in such form as the Company may require.

    For purposes of this section, an eligible nursing home is a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient.

MARKET VALUE ADJUSTMENT

    Any cash withdrawal (which for purposes of this section includes transfers, distributions on the death of a Participant, and amounts applied to purchase an annuity) of a Guarantee Amount, other than a withdrawal effective within 30 days prior to the Expiration Date of the Guarantee Amount, or the withdrawal of interest credited on such Guarantee Amount during the current Account Year, will be subject to a market value adjustment.

    The market value adjustment will reflect the relationship between the current rate (as described in the formula below) for the amount being withdrawn and the Guaranteed Interest Rate applicable to the amount being withdrawn. It also reflects the time remaining in the applicable Guarantee Period.

    The market value adjustment will be determined by multiplying the amount being withdrawn after the deduction of any applicable account fee and before deduction of any applicable withdrawal charge by the market value adjustment factor. The market value adjustment factor is:

                          [(1 + I)/(1 + J + b)]N/12 -1

    where,

    I is the Guaranteed Interest Rate being credited to the Guarantee Amount subject to the market value adjustment,

    J is the Guaranteed Interest Rate declared by the Company, as of the effective date of the application of the market value adjustment, for current allocations to Guarantee Periods equal to the balance of the Guarantee Period of the Guarantee Amount subject to the market value adjustment, rounded to the next higher number of complete years (the current rate),

    b is a factor which the Company will determine for each Certificate and which is set forth on the Certificate Specifications page and which will not exceed .25%, and

    N is the number of complete months remaining in the Guarantee Period of the Guarantee Amount subject to the market value adjustment.

    In the determination of J, if the Company does not currently offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the current rates for Guarantee Periods that are available.

                                 DEATH BENEFIT

DEATH BENEFIT PROVIDED BY THE CONTRACT

    If the Annuitant dies while the contract and this certificate are in effect and before the Annuity Commencement Date, the Company, upon receipt of Due Proof of Death of the Annuitant, will pay a death benefit to the Beneficiary in accordance with this Death Benefit provision. If there is no designated Beneficiary living on the date of death of the Annuitant, the Company will pay the death benefit upon receipt of Due Proof of Death of both the Annuitant and the designated Beneficiary in one sum to the Participant or, if the Annuitant was the Participant, to the estate of the deceased Participant/Annuitant. If the death of the Annuitant occurs on or after the Annuity Commencement Date, no death benefit will be payable under the contract except as may be provided under the form of annuity elected,

ELECTION AND EFFECTIVE DATE OF ELECTION

    During the lifetime of the Annuitant and prior to the Annuity Commencement Date, the Participant may elect to have the death benefit applied under one or more of the Annuity Options in accordance with the contract's settlement provisions to effect a Variable Annuity or a Fixed Annuity or a combination of both for the Beneficiary as Payee after the death of the Annuitant. This election may be made or subsequently revoked by filing with the Company at its Annuity Service Mailing Address, a written election or revocation of an election in such form as the Company may require. Any election or revocation of an election of a method of settlement of the death benefit by the Participant will become effective on the date it is received by the Company. For the purposes of the Payment of Death Benefit section below, any election of the method of settlement of the death benefit by the Participant which is in effect on the date of death of the Annuitant will be deemed effective on the date Due Proof of Death of the Annuitant is received by the Company.

    If no election of a method of settlement of the death benefit by the Participant is in effect on the date of death of the Annuitant, the Beneficiary may elect (a) to receive the death benefit in the form of a cash payment, in which event the Participant's Account will be cancelled; or (b) to have the death benefit applied under one or more of the Annuity Options in accordance with the settlement provisions to effect, on the Annuity Commencement Date determined in the Payment of Death Benefit section below, a Variable Annuity or a Fixed Annuity or a combination of both for the Beneficiary as Payee. This election may be made by filing with the Company at its Annuity Service Mailing Address, a written election in such form as the Company may require. Any written election of a method of settlement of the death benefit by the Beneficiary will become effective on the later of: (a) the date the election is received by the Company; or (b) the date Due Proof of Death of the Annuitant is received by the Company. If a written election by the Beneficiary is not received by the Company within 60 days following the date Due Proof of Death of the Annuitant is received by the Company, the Beneficiary shall be deemed to have elected a cash payment as of the last day of such 60 day period.

PAYMENT OF DEATH BENEFIT

    If the death benefit is to be paid in cash to the Beneficiary, payment will be made within seven days of the date the election becomes effective or is deemed to become effective, except as the Company may be permitted to defer any such payment in accordance with the Investment Company Act of 1940. It the death benefit is to be paid in one sum to the Participant, or, in the event the Annuitant was the Participant, to the estate of the deceased Participant/Annuitant, payment will be made within seven days of the date Due Proof of Death of the Annuitant, the Participant, and/or the designated Beneficiary, as applicable, is received by the Company. If settlement under one or more of the Annuity Options is elected, the Annuity Commencement Date will be the first day of the second calendar month following the effective date or the deemed effective date of the election and the Participant's Account will be maintained in effect until the Annuity Commencement Date.

AMOUNT OF DEATH BENEFIT

    The death benefit is determined as of the Death Benefit Date.

    If the Annuitant was age 85 or less on the Date of Coverage, the death benefit is equal to the greatest of:

(1) the Participant's Account Value for the Valuation Period in which the Death Benefit Date occurs;

(2) the amount which would have been payable in the event of a full surrender of the Participant's Account on the Death Benefit Date;

(3) the Participant's Account Value on the Seven Year Anniversary immediately preceding the Death Benefit Date, adjusted for any subsequent Purchase Payments and partial withdrawals and charges made between such Seven Year Anniversary and the Death Benefit Date;

(4) the greatest of the Participant's Account Values on any Account Anniversary prior to the Annuitant's 80th birthday, adjusted for any subsequent Purchase Payments and partial withdrawals and charges made between such Account Anniversary and the Death Benefit Date; and

(5) the total Purchase Payments made with respect to the Participant's Account, adjusted for any partial withdrawals, accumulated as indicated below.

    In determining the amount payable under (5), each Purchase Payment applied to and amount transferred to the Participant's Variable Account will accumulate daily at a rate equivalent to 5% per year until the first day of the month following the Annuitant's 80th birthday. No such accumulation will apply to a Purchase Payment or amount transferred once that Purchase Payment or amount so transferred has, as a result of such accumulation, grown to double its original amount. Partial withdrawals and transfers will affect the amount payable under
(5) on a basis proportional to the reduction in Participant's Account Value brought about by such withdrawal. Transfers between the Fixed Account and the Variable Account will shift the amounts accumulating under (5) on a basis proportional to the reduction in the Participant's Account from which the transfer was made.

    If the Annuitant was age 86 or older on the Date of Coverage, the death benefit will be equal to (2) above.

    If (2), (3), (4), or (5) is operative, the Participant's Account Value will be increased by the excess of (2), (3), (4), or (5), as applicable, over (1), and the increase will be allocated to the Sub-Accounts based on the respective values of the Sub-Accounts on the Death Benefit Date. If no portion of the Participant's Account is allocated to the Sub-Accounts, the entire increase will be allocated to the Sub-Account invested in either a money market Fund, if available, or the Company's general account.

                             SETTLEMENT PROVISIONS

GENERAL

    On the Annuity Commencement Date, the adjusted value of the Participant's Account as determined in accordance with the Determination of Amount provision below will be applied, as specified by the Participant, under one or more of the Annuity Options provided in the contract or under such other settlement options as may be agreed to by the Company. However, if the amount to be applied under any Annuity Option is less than the "Minimum Annuity Application Amount" set forth on the Certificate Specifications page, or if the first annuity payment payable in accordance with such option is less than the "Minimum Initial Annuity Payment Amount" set forth on the Certificate Specifications page, the Company will pay the amount to be applied in a single payment to the Payee.

    After the Annuity Commencement Date, no change of Annuity Option is permitted and no payments may be requested under the Cash Withdrawals provision of the contract. Exchanges of Variable Annuity Units are permitted.

ELECTION AND EFFECTIVE DATE OF ELECTION

    During the lifetime of the Annuitant and prior to the Annuity Commencement Date, the Participant may elect to have the adjusted value of the Participant's Account applied on the Annuity Commencement Date under one or more of the Annuity Options provided in the contract; if more than one person is named as Annuitant, due to the designation of a co-annuitant, the Participant may elect to name one of such persons to be the sole Annuitant as of the Annuity Commencement Date. The Participant may also change any election but any election or change of election must be effective at least 30 days prior to the Annuity Commencement Date. This election or change of election may be made by filing with the Company at its Annuity Service Mailing Address, a written election or change of election in such form as the Company may require. Any such election or change of election will become effective on the date it is received by the Company. If no such election is in effect on the 30th day prior to the Annuity Commencement Date, the adjusted value of the Participant's Account will be applied under Annuity Option B, for a life annuity with 120 monthly payments certain. If there is no election of a sole Annuitant in effect on the 30th day prior to the Annuity Commencement Date, the person designated as co-annuitant will be the Payee under the applicable Annuity Option.

    Any such election may specify the proportion of the adjusted value of the Participant's Account to be applied to provide a Fixed Annuity and/or a Variable Annuity. In the event the election does not so specify, then the portion of the adjusted value of the Participant's Account to be applied to provide a Fixed Annuity and/or a Variable Annuity will be determined on a PRO RATA basis from the composition of the Participant's Account on the Annuity Commencement Date.

    The Annuity Options in the contract may also be elected as provided in the Death Benefit section of the contract.

DETERMINATION OF AMOUNT

    The adjusted value of the Participant's Account is applied to provide a Variable Annuity or a Fixed Annuity or a combination of both. This value shall be equal to the Participant's Account Value for the Valuation Period which ends immediately preceding the Annuity Commencement Date, minus a proportionate amount of the account fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date, plus or minus any applicable market value adjustment and minus any applicable premium or similar tax.

EFFECT OF ANNUITY COMMENCEMENT DATE ON PARTICIPANT'S ACCOUNT

    The Participant's Account will be cancelled on the Annuity Commencement
Date.

ANNUITY COMMENCEMENT DATE

    The Annuity Commencement Date is set forth on the Certificate Specifications page. This date may be changed from time to time by the Participant provided that each change is effective at least 30 days prior to the then current Annuity Commencement Date and the new Annuity Commencement Date is a date which is: (1) at least 30 days after the effective date of the change;
(2) the first day of a month; and (3) not later than the first day of the first month following the Annuitant's 90th birthday. Any change of the Annuity Commencement Date may be made by filing with the Company at its Annuity Service Mailing Address, a written designation of a new Annuity Commencement Date in such form as the Company may require. Any such change will become effective on the date the designation is received by the Company.

    The Annuity Commencement Date may also be changed by an election of a settlement option as provided in the Death Benefit section of the contract.

FIXED ANNUITY PAYMENTS

    The dollar amount of each Fixed Annuity payment shall be determined in accordance with the annuity payment rates shown on page __, which are based on the minimum guaranteed interest rate of 3% per year or, if more favorable to the Payee(s), in accordance with the annuity payment rates published by the Company and in use on the Annuity Commencement Date.

VARIABLE ANNUITY PAYMENTS

    The dollar amount of the first Variable Annuity payment shall be determined in accordance with the annuity payment rates shown on page __, which are based on an assumed interest rate of 3% per year.

    All Variable Annuity payments other than the first are determined by means of Annuity Units credited with respect to the particular Payee. The number of Annuity Units to be credited in respect of a particular Sub-Account is determined by dividing that portion of the first Variable Annuity payment attributable to that Sub-Account by the Annuity Unit value of that Sub-Account for the Valuation Period which ends immediately preceding the Annuity Commencement Date. The resulting number of Annuity Units of each Sub-Account credited with respect to the Payee remains fixed unless an exchange of Annuity Units is made pursuant to the Exchange of Variable Annuity Units section below. The dollar amount of each Variable Annuity payment after the first may increase, decrease or remain constant, and is equal to the sum of the amounts determined by multiplying the number of Annuity Units of a particular Sub-Account credited with respect to the Payee by the Annuity Unit value for the particular Sub-Account for the Valuation Period which ends immediately preceding the due date of each subsequent Variable Annuity payment.

ANNUITY UNIT VALUE

    The Annuity Unit value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Annuity Unit value for the particular Sub-Account for any subsequent Valuation Period is determined by multiplying the Annuity Unit value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Sub-Account for the current Valuation Period and then multiplying that product by a factor to neutralize the assumed interest rate of 3% per year used to establish the annuity payment rates found in the contract. The factor is [0.99991902] for a one day Valuation Period.

EXCHANGE OF VARIABLE ANNUITY UNITS

    After the Annuity Commencement Date the Payee may, by filing a written request with the Company at its Annuity Service Mailing Address, exchange the value of a designated number of Annuity Units of particular Sub-Accounts then credited with respect to such Payee for other Annuity Units, the value of which would be such that the dollar amount of an annuity payment made on the date of the exchange would be unaffected by such exchange. The maximum number of exchanges that may be made in any Account Year is set forth on the Certificate Specifications page.

    Exchanges may be made among the Sub-Accounts only. Exchanges shall be made using the Annuity Unit values for the Valuation Period during which the request for exchange is received by the Company.

ACCOUNT FEE

    After the Annuity Commencement Date an annual account fee equal to the amount specified on the Certificate Specifications page will be deducted in equal amounts from each Variable Annuity payment made during the year. No such deduction is made from Fixed Annuity payments.

DESCRIPTION OF ANNUITY OPTIONS

    Annuity Options A, B, C and D are available on either a Fixed Annuity or a Variable Annuity basis. Annuity Option E is available on a Fixed Annuity basis only.

    Annuity Option A. Life Annuity: Monthly payments during the lifetime of the Payee.

    Annuity Option B. Life Annuity with 60, 120, 180 or 240 Monthly Payments
Certain: Monthly payments during the lifetime of the Payee and in any event for sixty (60), one hundred twenty (120), one hundred eighty (180) or two hundred forty (240) months certain as elected.

    Annuity Option C. Joint and Survivor Annuity: Monthly payments payable during the joint lifetime of the Payee and a designated second person and during the lifetime of the survivor. During the lifetime of the survivor variable monthly payments, if any, will be determined using the percentage chosen at the time of the election of this option of the number of each type of Annuity Unit credited with respect to the Payee, and each fixed monthly payment, if any, will be equal to the same percentage of the fixed monthly payment payable during the joint lifetime of the Payee and the designated second person.

    Annuity Option D. Monthly Payments for a Specified Period Certain: Monthly payments for any specified period of time (at least (5) years but not exceeding thirty (30) years), as elected.

    Annuity Option E. Fixed Payments: The amount applied to provide fixed payments in accordance with this Annuity Option will be held by the Company at interest. Fixed payments will be made in such amounts and at such times (at least over a period of five (5) years) as may be agreed upon with the Company and will continue until the amount held by the Company with interest Is exhausted. The final payment will be for the balance remaining and may be less than the amount of each preceding payment. Interest will be credited on an annual basis on the amount remaining unpaid at a rate which shall be determined by the Company from time to time but which shall not be less than 3% per year compounded annually. The rate so determined may be changed at any time and as often as may be determined by the Company, provided, however, that the rate may not be reduced more frequently than once during each calendar year.

AMOUNTS PAYABLE ON DEATH OF PAYEE

    In the event of the death of the Payee on or after the Annuity Commencement Date, the Company will pay any remaining payments under any Annuity Option then in effect to the Payee's designated beneficiary as they become due. If there is no designated beneficiary entitled to these remaining payments then living, the Company will pay the amount specified in the schedule below for any Annuity Option then in effect, in one sum to the deceased Payee's estate. Any beneficiary who becomes entitled to any remaining payments under any Annuity Option may elect to receive the amount specified in the schedule below for such option in one sum. In the event of the death of a beneficiary who has become entitled to receive any remaining payments under any Annuity Option, the Company will pay the amount specified for such option in the schedule below in one sum to the deceased beneficiary's estate. All payments made in one lump sum by the Company, as provided in this paragraph, are made in lieu of paying any remaining payments under the Annuity Option then in effect.

 Option    Amount
---------  --------------------------------------------------------------------------

    B      The discounted value of the remaining payments, if any, for the certain period.
    D      The discounted value of the remaining payments, if any, for the certain period.
    E      The unpaid balance of the proceeds and interest.

    In the case of Options B and D the discounted value will be based, for payments being made on a variable basis, on interest compounded annually at the assumed interest rate and on the assumptions that the particular Annuity Unit values applicable to the remaining payments will be the particular Annuity Unit values for the Valuation Period which ends on the day before the date of the determination and that the discounted value will remain unchanged thereafter.

ANNUITY PAYMENT RATES

    The annuity payment rate tables below show, for each $1,000 applied, the dollar amount of both (a) the first monthly Variable Annuity payment based on the assumed interest rate of 3% and (b) the monthly Fixed Annuity payment, when the payment is based on the minimum guaranteed interest rate of 3% per year.

    The mortality table used in determining the annuity payment rates for Annuity Options A, B and C is the 1983 Individual Annuitant Mortality Table A. In using this mortality table, ages of Annuitants will be reduced by one year for Annuity Commencement Dates occurring during the 1990s reduced by two years for Annuity Commencement Dates occurring during the decade 2000-2009, and so on.

    The annuity payment rates in the tables shown below reflect rates of mortality appropriate for Annuity Commencement Dates occurring during the 1980s, Thus, for Annuity Commencement Dates occurring during the 1990s the term ADJUSTED AGE as used in the tables below, means actual age less one year. ADJUSTED AGE shall mean actual age less two year for Annuity Commencement Dates occurring in the decade 2000-2009, and so on.

    ADJUSTED AGES will be determined based on the actual age(s) of the Annuitant(s), in completed years and months, as of the Annuity Commencement Date. The tables below show annuity payment rates for exact ADJUSTED AGES, rates for ADJUSTED AGES expressed in completed years and months will be based on straight line interpolation between the appropriate annuity payment rates.

    The dollar amount of each annuity payment for any adjusted age or combination of adjusted ages not shown below or for any other form of Annuity Option agreed to by the Company will be quoted by the Company upon request.

               AMOUNT OF FIRST MONTHLY ANNUITY PAYMENT PER $1,000
                              SINGLE LIFE ANNUITY

                                               OPTION B
                                  LIFE ANNUITY WITH PAYMENTS CERTAIN
                          --------------------------------------------------
                          60 Payments     120 Payments   180 Payments   240 Payments
       OPTION A
     LIFE ANNUITY
-----------------------
Adjusted                  ----------------------------------------------------------
  Age     Male   Female   Male   Female   Male  Female   Male  Female   Male  Female
--------  -----  ------   -----  ------   ----  ------   ----  ------   ----  ------
   20      3.04   2.93     3.03   2.93    3.03   2.93    3.03   2.93    3.03   2.93
   25      3.14   3.02     3.14   3.02    3.14   3.02    3.14   3.02    3.13   3.01
   30      3.28   3.13     3.28   3.13    3.27   3.12    3.27   3.12    3.26   3.12
   35      3.44   3.26     3.44   3.26    3.44   3.26    3.43   3.25    3.41   3.24
   40      3.66   3.42     3.65   3.42    3.64   3.42    3.63   3.41    3.60   3.40
   45      3.93   3.63     3.92   3.63    3.90   3.63    3.87   3.61    3.82   3.59
   50      4.27   3.90     4.26   3.90    4.22   3.89    4.17   3.86    4.08   3.82
   55      4.70   4.25     4.68   4.25    4.62   4.22    4.53   4.18    4.39   4.11
   60      5.28   4.72     5.25   4.70    5.14   4.66    4.96   4.57    4.71   4.44
   65      6.10   5.35     6.03   5.32    5.81   5.22    5.46   5.05    5.02   4.79
   70      7.23   6.25     7.07   6.18    6.61   5.96    5.96   5.60    5.27   5.12
   75      8.82   7.56     8.44   7.39    7.49   6.89    6.38   6.14    5.42   5.35
   80     11.06   9.53    10.17   9.07    8.33   7.89    6.66   6.55    5.49   5.47
   85     14.16  12.48    12.12  11.19    8.97   8.74    6.81   6.77    5.51   5.50

                                    OPTION C
                           JOINT AND SURVIVOR ANNUITY
              (Assumed election of Joint and Two-Thirds Survivor)

                             Adjusted Age of Female
Adjusted Age  -----------------------------------------------------
  of Male        55         60         65         70         75
------------  ---------  ---------  ---------  ---------  ---------
     55            4.25       4.47       4.72       4.99       5.29
     60            4.44       4.71       5.01       5.34       5.71
     65            4.65       4.97       5.33       5.75       6.23
     70            4.88       5.24       5.68       6.20       6.81
     75            5.11       5.52       6.04       6.68       7.45

                                    OPTION D
                    PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

  Years      Amount       Years      Amount       Years      Amount       Years      Amount
---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
    5           17.91      12            8.24      19            5.73      26            4.59
    6           15.14      13            7.71      20            5.51      27            4.47
    7           13.16      14            7.26      21            5.32      28            4.37
    8           11.68      15            6.87      22            5.15      29            4.27
    9           10.53      16            6.53      23            4.99      30            4.18
   10            9.61      17            6.23      24            4.84
   11            8.86      18            5.96      25            4.71

                              OWNERSHIP PROVISIONS

EXERCISE OF CONTRACT RIGHTS

    The contract shall belong to the Owner. Unless any rights and privileges have been expressly reserved by the Owner, the Participant shall be entitled to exercise all rights and privileges in connection with this certificate. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocable Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant and prior to the Annuity Commencement Date, except as otherwise provided in the contract.

    The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Annuitant. Such Payees may thereafter exercise such rights and privileges, if any, of ownership which continue.

DEATH OF PARTICIPANT

    If a Participant under a Non-Qualified contract dies prior to the Annuitant and before the Annuity Commencement Date, that Participant's Account Value, plus or minus any applicable market value adjustment, must be distributed to the "designated beneficiary" (as defined below) either (1) within five years after the date of death of the Participant, or (2) as an annuity over some period not greater than the life or expected life of the designated beneficiary, with annuity payment beginning within one year after the date of death of the Participant. For this purpose (and for purposes of Section 72(s) of the Code), the person named as Beneficiary shall be considered the designated beneficiary, and if no person then living has been so named, then the Annuitant shall automatically be the designated beneficiary. If the designated beneficiary is the surviving spouse of the deceased Participant, the spouse can elect to continue the certificate in the spouse's own name as Participant, in which case the mandatory distribution requirements will apply on the spouse's death.

    If the deceased Participant was also the Annuitant, the Death Benefit provision of the contract controls unless the deceased Participant's surviving spouse is the designated beneficiary and elects to continue the Certificate in the spouse's own name as both Participant and Annuitant.

    If the Payee dies on or after the Annuity Commencement Date and before the entire accumulation under such Participant's Account has been distributed, the remaining portion of such Participant's Account, it any, must be distributed as least as rapidly as the method of distribution then in effect.

    In any case in which a non-natural person constitutes a holder of the certificate for the purposes of Section 72(s) of the Code, (1) the distribution requirements described above shall apply upon the death of any Annuitant, and
(2) a change in any Annuitant shall be treated as the death of such Annuitant.

    In all cases, no Participant or Beneficiary shall be entitled to exercise any rights that would adversely affect the treatment of the contract as an annuity contract under the Code.

VOTING OF FUND SHARES

    The Company will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds, but will follow voting instructions received from persons having the right to give voting instructions.

The Owner or Participant, as the case may be, is the person having the right to give voting instructions prior to the Annuity Commencement Date. On or after the Annuity Commencement Date the Payee is the person having such voting rights. Any shares attributable to the Company and any Fund shares for which no timely voting instructions have been received will be voted by the Company in the same proportion as the shares for which instructions are received from persons have such voting rights.

    Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under retirement or deferred compensation plans, other than rights afforded by the Investment Company Act of 1940, nor do they have any duty to inquire as to the instructions received or the authority of Owners, Participants, or others to instruct on the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners, Participants and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

    All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each Owner, each Participant and each Payee having the right to give voting instructions at least ten days prior to each meeting of the shareholders of the Fund. The number of particular Fund shares as to which each such person Is entitled to give instructions will be determined by the Company as of a date not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all the Variable Accumulation Units of the particular Sub-Account credited to the Participant's Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the particular Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date.

PERIODIC REPORTS

    During the Accumulation Period the Company will send to the Participant, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to the Participant's Account and the fixed accumulation value of such account, which statement shall be accurate as of a date not more than two months previous to the date of mailing. In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and each Fund as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. The Company will also send such statements reflecting transactions in the Participant's Account as may be required by applicable laws, rules and regulations.

                             BENEFICIARY PROVISION

DESIGNATION AND CHANGE OF BENEFICIARY

    The Beneficiary designation contained in the Application, if any, will remain in effect until changed. The interest of any Beneficiary is subject to the Beneficiary surviving the Annuitant and, in the case of a certificate issued under a Non-Qualified Contract, to the Beneficiary surviving the Participant as well.

    Subject to the rights of an irrevocable Beneficiary, the Participant may change or revoke the designation of a Beneficiary at any time while the Annuitant is living. To do so, the Participant must file the change or revocation with the Company at its Annuity Service Mailing Address in such form as the Company may require. The change or revocation will not be binding upon the Company until it is received by the Company. When it is so received the change or revocation will be effective as of the date on which the Beneficiary designation or revocation was signed, but the change or revocation will be without prejudice to the Company on account of any payment made or any action taken by the Company before the Company receives and acknowledges the change or revocation.

                               GENERAL PROVISIONS

AGE AND SEX MISSTATEMENT

    If any date of birth or sex, or both, has been misstated in the Application, if any, or elsewhere, the amounts payable pursuant to the contract under this certificate will be the amounts which would have been provided using the correct age or sex, or both. Any deficiency in payments already made by the Company shall be paid promptly and any excess in the payments already made by the Company shall be charged against the benefits falling due after the adjustment.

THIS CERTIFICATE

    This certificate is issued in consideration of the Application, if any, and payment of the initial Purchase Payment. All statements made in the Application, if any, will be deemed representations and not warranties, and no statement will void the certificate or be used in defense to a claim unless it is contained in the Application and a copy is attached to the certificate at issue. Only the President, a Vice President, the Actuary or the Secretary of the Company has authority to agree on behalf of the Company to any alteration of the contract or any certificate, or to any waiver of the rights or requirements of the Company.

CURRENCY

    All amounts due under the contract are payable in U.S. dollars, lawful money of the United States of America.

DETERMINATION OF VALUES

    The method of determination by the Company of the Net Investment Factor and the number and value of Accumulation Units and Annuity Units shall be conclusive upon the Owner, the Participant, any Payee and any Beneficiary.

GOVERNING LAW

    The contract and this certificate will be governed by the laws of the jurisdiction where the Contract Application is signed.

GUARANTEES

    Subject to the Net Investment Factor provision, the Company guarantees that the dollar amount of Variable Annuity payments made during the lifetime of the Payee(s) will not be adversely affected by the actual mortality experience of the Company or by the actual expenses incurred by the Company in excess of the expense deductions provided for in the contract and other contracts providing benefits which vary in accordance with the investment performance of the Sub-Accounts.

INCONTESTABILITY

    The contract and this certificate are incontestable, subject to the Age and Sex Misstatement, Proof of Age and Proof of Survival provisions contained herein.

MODIFICATION

    Upon notice to the Owner, the Participant(s) or the Payee(s) during the annuity period, the contract and this certificate may be modified by the Company, but only if such modification (a) is necessary to make the contract, certificate or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; or (b) is necessary to assure continued qualification of the contract and/or certificate under the Code or other federal or state laws relating to retirement annuities or annuity contracts; or (c) is necessary to reflect a change in the operation of the Variable Account or the Sub-Accounts; (d) provides additional Variable Account and/or Fixed Account options; or (e) as may otherwise be in the best interests of Owners or Participants, as applicable. In the event of any such modification, the Company may make appropriate endorsement in the contract and this certificate to reflect such modification.

NONPARTICIPATING

    The contract is nonparticipating and will not share in any profits or surplus earnings of the Company, and therefore, no dividends are payable.

PAYMENTS BY THE COMPANY

    All sums payable by the Company pursuant to this certificate are payable only at its Executive Office or such other place as may be designated by the Company. The Company may require surrender of the certificate upon final payment of all sums payable by the Company pursuant to the certificate.

PROOF OF AGE

    The Company shall have the right to require evidence of the age of any Payee under Annuity Options A, B, and C prior to the Annuity Commencement Date.

PROOF OF SURVIVAL

    The Company shall have the right to require evidence of the survival of any Payee under Annuity Options A, B and C at the time any payment payable to such Payee is due.

SPLITTING UNITS

    The Company reserves the right to split or combine the value of Variable Accumulation Units, Annuity Unit or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of this certificate.

RIGHTS RESERVED BY THE COMPANY

    The Company reserves the right, to the extent permitted by law, to: (1) deregister the Variable Account under the Investment Company Act of 1940; (2) combine any two or more variable accounts; (3) operate the Variable Account as a management investment company or any other form permitted by law; (4) substitute shares of a Fund for shares of another investment company if shares of such Fund are not available, or if, in the Company's judgment, further investment in such Fund's shares is no longer appropriate; (5) add or delete Funds, or series or sub-series thereof, and corresponding Sub-Accounts; (6) to add or remove Guarantee Periods available at any time for election by a Participant; and (7) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account.

[LOGO]

                                     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
               A Wholly-Owned Subsidiary of Sun Life Assurance Company of Canada

EXECUTIVE OFFICE:                     HOME OFFICE:                          ANNUITY SERVICE MAILING ADDRESS:
One Sun Life Executive Park           Wilmington, Delaware                  Sun Life Annuity Service Center
Wellesley Hills, Massachusetts 02181                                        P.O. Box 1024
                                                                            Boston, Massachusetts 02103

                                CERTIFICATE FOR
FLEXIBLE PAYMENT DEFERRED COMBINATION VARIABLE AND FIXED GROUP ANNUITY CONTRACT
                                NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD AND DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO A PARTICIPANT, INCLUDING WITHDRAWALS, TRANSFERS, AMOUNTS APPLIED TO PURCHASE AN ANNUITY, AND DISTRIBUTIONS RESULTING FROM THE DEATH OF THE PARTICIPANT. PAYMENTS MADE FROM GUARANTEE AMOUNTS WHICH ARE WITHIN 30 DAYS PRIOR TO THE END OF A GUARANTEE PERIOD OR THE WITHDRAWAL OF INTEREST CREDITED TO GUARANTEE AMOUNTS DURING THE CURRENT ACCOUNT YEAR ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT.

[LOGO]

                                     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
               A Wholly-Owned Subsidiary of Sun Life Assurance Company of Canada

                                                                                    ANNUITY SERVICE MAILING
EXECUTIVE OFFICE:                         HOME OFFICE:                              ADDRESS:
                                                                                    Sun Life Annuity Service
One Sun Life Executive Park               Wilmington, Delaware                      Center
Wellesley Hills, Massachusetts 02181                                                P.O. Box 1024
                                                                                    Boston, Massachusetts 02103

    Sun Life Assurance Company of Canada (U.S.) ("the Company") will pay an annuity commencing on the Annuity Commencement Date to the Annuitant if then living, by applying the adjusted value of the Participant's Account in accordance with the settlement provisions. If the Annuitant dies while the contract is in effect and before the Annuity Commencement Date, the Company will pay a death benefit to the Beneficiary upon receipt of Due Proof of Death of the Annuitant. Under certain circumstances, if the Participant dies prior to the Annuitant and before the Annuity Commencement Date, a distribution is required by law.

    All payments will be made to the persons and in the manner set forth in this contract. Provisions and endorsements printed or written by the Company on the following pages form part of the contract.

    Signed by the Company at its Executive Office, Wellesley Hills, Massachusetts on the Issue Date.

Donald A.
Stewart           Margaret Sears Mead
President         Secretary

FLEXIBLE PAYMENT DEFERRED COMBINATION VARIABLE AND FIXED GROUP ANNUITY CONTRACT
                                NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD AND DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO A PARTICIPANT, INCLUDING WITHDRAWALS, TRANSFERS, AMOUNTS APPLIED TO PURCHASE AN ANNUITY, AND DISTRIBUTIONS RESULTING FROM THE DEATH OF THE PARTICIPANT. PAYMENTS FROM GUARANTEE AMOUNTS WHICH ARE MADE WITHIN 30 DAYS PRIOR TO THE END OF A GUARANTEE PERIOD OR THE WITHDRAWAL OF INTEREST CREDITED TO GUARANTEE AMOUNTS DURING THE CURRENT ACCOUNT YEAR ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT.

                               TABLE OF CONTENTS

                                                                        Page
DEFINITIONS                                                               4
----------------------------------------------------------------------------
FIXED AND VARIABLE ACCOUNTS                                               6
    Fixed Account                                                         6
    Variable Account and Sub-Accounts                                     6
    Ownership of Assets                                                   6
    Investments of the Sub-Accounts                                       6
----------------------------------------------------------------------------
PURCHASE PAYMENTS                                                         6
    Payments                                                              6
    Account Continuation                                                  6
    Allocation of Net Purchase Payments                                   6
----------------------------------------------------------------------------
CONTRACT VALUES DURING ACCUMULATION PERIOD                                7
    Participant's Account                                                 7
    Variable Account Value                                                7
      Crediting Variable Accumulation Units                               7
      Variable Accumulation Unit Value                                    7
      Variable Accumulation Value                                         7
      Net Investment Factor                                               7
    Fixed Account Value                                                   8
      Guarantee Periods                                                   8
      Guaranteed Interest Rates                                           8
      Fixed Accumulation Value                                            9
    Transfer Privilege                                                    9
    Account Fee                                                           9
----------------------------------------------------------------------------
CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE ADJUSTMENT         10
    Cash Withdrawals                                                     10
    Withdrawal Charges                                                   11
    Nursing Home Withdrawal Privilege                                    11
    Market Value Adjustment                                              11
----------------------------------------------------------------------------
DEATH BENEFIT                                                            12
    Death Benefit Provided by the Contract                               12
    Election and Effective Date of Election                              12
    Payment of Death Benefit                                             13
    Amount of Death Benefit                                              13
----------------------------------------------------------------------------
SETTLEMENT PROVISIONS                                                    14
    General                                                              14
    Election and Effective Date of Election                              14
    Determination of Amount                                              14
    Effect of Annuity Commencement Date on Participant's Account         14
    Annuity Commencement Date                                            14
    Fixed Annuity Payments                                               15
    Variable Annuity Payments                                            15
    Annuity Unit Value                                                   15
    Exchange of Variable Annuity Units                                   15
    Account Fee                                                          15
    Description of Annuity Options                                       16
    Amounts Payable on Death of Payee                                    16
    Annuity Payment Rates                                                17
----------------------------------------------------------------------------

OWNERSHIP PROVISIONS                                                     18
    Exercise of Contract Rights                                          18
    Change of Ownership                                                  18
    Death of Participant                                                 18
    Voting of Fund Shares                                                19
    Periodic Reports                                                     19
----------------------------------------------------------------------------
BENEFICIARY PROVISION                                                    20
    Designation and Change of Beneficiary                                20
----------------------------------------------------------------------------
GENERAL PROVISIONS                                                       20
    Age and Sex Misstatement                                             20
    Contract                                                             20
    Currency                                                             20
    Determination of Values                                              20
    Discontinuance of New Participants                                   20
    Governing Law                                                        21
    Guarantees                                                           21
    Incontestability                                                     21
    Modification                                                         21
    Nonparticipating                                                     21
    Payments by the Company                                              21
    Proof of Age                                                         21
    Proof of Survival                                                    21
    Splitting Units                                                      21
    Rights Reserved by the Company                                       22
----------------------------------------------------------------------------
QUALIFIED CONTRACT PROVISIONS

                                  DEFINITIONS

Any reference in this certificate to "RECEIPT" and "RECEIVED" by the Company means receipt at the Company's Annuity Service Mailing Address shown on the first page of this Contract.

ACCOUNT YEARS AND ACCOUNT ANNIVERSARIES: The first Account Year shall be the period of 12 months plus a part of a month as measured from the Date of Coverage for each Participant to the first day of the calendar month which follows the calendar month of coverage. All Account Years and Account Anniversaries thereafter shall be 12 month periods based upon such first day of the calendar month which follows the calendar month of coverage. If, for example, the Date of Coverage occurs in March, the first Account Year will be determined from the Date of Coverage but will end on the last day of March in the following year; all other Account Years and all Account Anniversaries will be measured from April 1.

ACCUMULATION PERIOD: The period before the Annuity Commencement Date and during the lifetime of the Annuitant.

ANNUITANT: The person or persons named in the Application, if any, and on whose life the first annuity payment is to be made. The Participant may not designate a co-annuitant unless the Participant and Annuitant are different persons. If more than one person is so named, all provisions of the contract which are based on the death of the Annuitant will be based on the date of death of the last surviving of the persons so named. By example, the death benefit will become due only upon the death, prior to the Annuity Commencement Date, of the last surviving of the persons so named. Collectively, these persons are referred to in the contract as Annuitants. The Participant is not permitted to name a co-annuitant under a Qualified Contract.

*ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment is to be made.

*ANNUITY OPTION: The method for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent variable annuity payment from the Variable Account.

APPLICATION: The document, if any, signed by each Participant that serves as his or her application for participation under this contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit set forth in each certificate and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the DESIGNATED BENEFICIARY for purposes of
Section 72(s) of the Code.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under this contract.

CODE: The Internal Revenue Code of 1986, as amended.

COMPANY: Sun Life Assurance Company of Canada (U.S.).

CONTRACT APPLICATION: The document signed by the Owner that evidences the Owner's application for this contract.

DATE OF COVERAGE: The date on which a Participant's Account becomes effective.

DEATH BENEFIT DATE: The date on which the death benefit election is effective or is deemed to become effective, which is the date on which the Company receives Due Proof of Death.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: Part of the general account of the Company consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND(S): One or more open-end management investment companies or "mutual funds" registered under the Investment Company Act of 1940.

------------------------
*As specified in the Application, if any, unless changed.

GUARANTEE AMOUNT: Any portion of a Participant's Account Value allocated to a particular Guarantee Period with a particular Expiration Date (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest credited by the Company on a compound annual basis during any Guarantee Period.

ISSUE DATE: The date on which the contract becomes effective.

NET INVESTMENT FACTOR: An index applied by the Company to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater than, less than, or equal to one (1).

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable front-end sales load or premium or similar tax, if any.

NON-QUALIFIED CONTRACT: A contract used in connection with a retirement plan which does not receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Code. The Participant's interest in the contract must be owned by a natural person or agent for a natural person for the contract to receive favorable income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in the contract and in whose name or names the contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), or Section 408(p) of the Code to serve as legal owner of assets of a retirement plan, but the term Owner, as used herein, refers to the organization entering into the contract.

PARTICIPANT: The person named in the Certificate who is entitled to exercise all rights and privileges of ownership under the Certificate, except as reserved by the Owner.

PARTICIPANT'S ACCOUNT: An account to which Net Purchase Payments are credited.

PARTICIPANT'S ACCOUNT VALUE: The variable accumulation value, if any, plus the fixed accumulation value, if any, of a Participant's Account for any Valuation Period.

PAYEE: A recipient of payments under the contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Annuitant.

PURCHASE PAYMENT (PAYMENT): The amount paid to the Company as consideration for the benefits provided by the contract.

QUALIFIED CONTRACT: A contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Code.

SEVEN YEAR ANNIVERSARY: The seventh Account Anniversary and each succeeding Account Anniversary occurring at any seven year interval thereafter; for example, the 14th, 21st and 28th Account Anniversaries.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of specific series or sub-series of a Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit and Annuity Unit values to the next subsequent determination of these values. Such determination shall be made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and on such other days on which there is a sufficient degree of trading in the portfolio securities of the Variable Account so that the values of the Variable Account's Accumulation Units and Annuity Units might be materially affected.

VARIABLE ACCOUNT: A separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of the value of the variable portion of a Participant's Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-Accounts of the Variable Account.

------------------------
*As specified in the Application, if any, unless changed.

                          FIXED AND VARIABLE ACCOUNTS

FIXED ACCOUNT

    The Fixed Account consists of all assets of the Company other than those allocated to any separate account of the Company. Any portion of a Net Purchase Payment allocated by a Participant to a Guarantee Period(s) will become part of the Fixed Account.

VARIABLE ACCOUNT AND SUB-ACCOUNTS

    The Variable Account to which the variable accumulation values and Variable Annuity payments, if any, under the contract relate was established by the Company pursuant to a resolution of its Board of Directors. The Company has registered the Variable Account as a unit investment trust under the Investment Company Act of 1940. That portion of the assets of the Variable Account equal to the reserves and other contract liabilities with respect to the Variable Account shall not be chargeable with liabilities arising out of any other business the Company may conduct.

    The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a designated series or sub-series of a Fund. The values of the Variable Accumulation Units and the Annuity Units described in the contract reflect the investment performance of the Sub-Accounts.

OWNERSHIP OF ASSETS

    The Company shall have exclusive and absolute ownership and control of its assets, including all assets of the Sub-Accounts. The Company reserves the right to transfer assets of a Sub-Account, in excess of the reserves and other policy liabilities with respect to that Sub-Account, to another Sub-Account or to the Company's general account.

INVESTMENTS OF THE SUB-ACCOUNTS

    All amounts allocated to a Sub-Account will be used to purchase shares of a specific series or sub-series of a Fund. The Fund shares available on the Issue Date are shown on the Contract Specifications page; more series and/or Funds may be subsequently added or deleted. Each Fund is an open-end management investment company ("mutual fund") registered under the Investment Company Act of 1940. Any and all distributions made by a Fund with respect to shares held by a Sub-Account will be reinvested to purchase additional shares of that Fund at net asset value. Deductions from the Sub-Accounts will, in effect, be made by reducing the number of Accumulation Units attributable to a Participant's Account. Each Sub-Account will be fully invested in Fund shares at all times.

                               PURCHASE PAYMENTS

PAYMENTS

    All Purchase Payments are to be paid to the Company at its Annuity Service Mailing Address. The amount of Purchase Payments may vary; however, the Company will not accept an initial Purchase Payment for any Certificate which is less than the minimum amount set forth on the Certificate Specifications page, and each additional Purchase Payment must be at least equal to the minimum additional amount specified on the Certificate Specifications page. In addition, the prior approval of the Company is required before it will accept a Purchase Payment which would cause the value of a Participant's Account to exceed the maximum Purchase Payment amount specified on the Certificate Specifications page. If the value of a Participant's Account exceeds such maximum amount, no additional Purchase Payments will be allocated without the prior approval of the Company.

ACCOUNT CONTINUATION

    A Participant's Account shall be continued automatically in full force during the lifetime of the Annuitant until the Annuity Commencement Date or until the Participant's Account is surrendered.

ALLOCATION OF NET PURCHASE PAYMENTS

    The Net Purchase Payment is that portion of a Purchase Payment with remains after deduction of any applicable front-end sales load and premium or similar tax. Each Net Purchase Payment will, upon receipt by the Company, be allocated to the Participant's Account, either to the Sub-Accounts or to the Fixed Account or to both the Sub-Accounts and the Fixed Account in accordance with the allocation factors specified in the Application, or as subsequently changed by the Participant.

    The allocation factors for new Purchase Payments among the Guarantee Periods and the Sub-Accounts may be changed by the Participant at any time by giving notice of the change to the Company, in accordance with the Company's procedures then in effect. The Participant may effect such change directly, or it may effect such change through an authorized third party, subject to the Company's approval given in its sole discretion, and further subject to adherence to such Company procedures as may be adopted from time to time. Any change will take effect with the first Purchase Payment received with or after receipt of notice of the change by the Company and will continue in effect until subsequently changed.

                   CONTRACT VALUES DURING ACCUMULATION PERIOD

PARTICIPANT'S ACCOUNT

    The Company will establish a Participant's Account for each Participant under this contract and will maintain the Participant's Account during the Accumulation Period. The Participant's Account Value for any Valuation Period is equal to the variable accumulation value, if any, plus the fixed accumulation value, if any, of the Participant's Account for that Valuation Period.

VARIABLE ACCOUNT VALUE

CREDITING VARIABLE ACCUMULATION UNITS

    Upon receipt of a Purchase Payment by the Company, all or that portion, if any, of the Net Purchase Payment to be allocated to the Sub-Accounts will be credited to the Participant's Account in the form of Variable Accumulation Units. The number of particular Variable Accumulation Units to be credited is determined by dividing the dollar amount allocated to the particular Sub-Account by the Variable Accumulation Unit value of the particular Sub-Account for the Valuation Period during which the Purchase Payment is received by the Company.

VARIABLE ACCUMULATION UNIT VALUE

    The Variable Accumulation Unit value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Variable Accumulation Unit value for the particular Sub-Account for any subsequent Valuation Period is determined by methodology which is the mathematical equivalent of multiplying the Variable Accumulation Unit value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Sub-Account for such subsequent Valuation Period. The Variable Accumulation Unit value for each Sub-Account for any Valuation Period is the value determined as of the end of the particular Valuation Period and may increase, decrease or remain constant from Valuation Period to Valuation Period in accordance with the Net Investment Factor described below.

VARIABLE ACCUMULATION VALUE

    The variable accumulation value, if any, of a Participant's Account for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units of each Sub-Account credited to the Participant's Account for such Valuation Period. The variable accumulation value of each Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited to each Sub-Account by the Variable Accumulation Unit value of the particular Sub-Account for such Valuation Period.

NET INVESTMENT FACTOR

    The Net Investment Factor is an index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater than, less than, or equal to one (1); therefore, the value of a Variable Accumulation Unit may increase, decrease or remain the same.

    The Net Investment Factor for any Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

(a)  is the net result of:

    1) the net asset value of a Fund share held in the Sub-Account determined as of the end of the Valuation Period, plus

    2) the per share amount of any dividend or other distribution declared by the Fund on the shares held in the Sub-Account if the ex-dividend date occurs during the Valuation Period, plus or minus

    3) a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Sub-Account;

(b) is the net asset value of a Fund share held in the Sub-Account determined as of the end of the preceding Valuation Period; and

(c) is the asset charge factor determined by the Company for the Valuation Period to reflect the charges for assuming the mortality and expense risks and administrative expense risks.

    The asset charge factor for any Valuation Period is equal to the daily asset charge factor multiplied by the number of 24 hour periods in the Valuation Period. The daily asset charge factor will be determined by the Company annually, but in no event will it exceed the maximum daily asset charge factor specified on the Certificate Specifications page.

FIXED ACCOUNT VALUE

GUARANTEE PERIODS

    The Participant elects one or more Guarantee Period(s) from among those made available by the Company. The period(s) elected will determine the Guaranteed Interest Rate(s). A Purchase Payment or the portion (at least equal to the minimum Guarantee Period amount set forth on the Certificate Specifications page) thereof (or amount transferred in accordance with the Transfer Privilege provision described below) allocated to a particular Guarantee Period will earn interest at the Guaranteed Interest Rate in effect during the Guarantee Period. Initial Guarantee Periods begin on the date a Net Purchase Payment is applied (or, in the case of a transfer, on the effective date of the transfer) and end when the number of calendar years in the Guaranteed Period elected (measured from the end of the calendar month in which the amount was allocated to the Guaranteed Period) has elapsed. The last day of a Guarantee Period is the Expiration Date. Subsequent Guarantee Periods begin on the first day following the Expiration Date.

    Any portion of a Participant's Account Value allocated to a particular Guarantee Period with a particular Expiration Date (including interest earned thereon) is referred to as a Guarantee Amount. As a result of additional Purchase Payments, renewals and transfers of portions of the Participant's Account Value, Guarantee Amounts allocated to Guarantee Periods of the same duration may have different Expiration Dates, and each Guarantee Amount will be treated separately for purposes of determining any market value adjustment.

    The Company will notify the Participant in writing at least 45 and no more than 75 days prior to the Expiration Date for any Guarantee Amount. A new Guarantee Period of the same duration as the previous Guarantee Period will commence automatically at the end of the previous Guarantee Period unless the Company receives, in writing [within ____ days] prior to the end of such Guarantee Period, an election by the Participant of a different Guarantee Period from among those being offered by the Company at such time, or instructions to transfer all or a portion of the Guarantee Amount to one or more Sub-Accounts in accordance with the Transfer Privilege provision. Each new Guarantee Amount must be at least the amount set forth on the Certificate Specifications page unless it is equal to the entire Guarantee Amount being transferred.

GUARANTEED INTEREST RATES

    The Company periodically will establish an applicable Guaranteed Interest Rate for each Guarantee Period offered by the Company. These rates will be guaranteed for the duration of the respective Guarantee Periods.

    No Guaranteed Interest Rate will be less than the minimum rate per year set forth on the Certificate Specifications page, compounded annually.

FIXED ACCUMULATION VALUE

    Upon receipt of a Purchase Payment by the Company, all or that portion, if any, of the Net Purchase Payment which is allocated to the Fixed Account will be credited to the Participant's Account and allocated to the Guarantee Period(s) selected by the Participant. The fixed accumulation value, if any, of a Participant's Account for any Valuation Period is equal to the sum of the values of all Guarantee Amounts credited to the Participant's Account for such Valuation Period.

TRANSFER PRIVILEGE

    At any time during the Accumulation Period the Participant may transfer all or part of the Participant's Account Value to one or more Sub-Accounts or Guarantee Periods, subject to the conditions set forth below. A transfer will generally be effective on the date the request for transfer is received by the Company, however, the Company reserves the right in its sole discretion to delay the effective date of any transfer to or from the Fixed Account.

    Transfers involving Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit values of the applicable Sub-Account for the Valuation Period during which the transfer is effective. Transfers to a Guarantee Period will result in a new Guarantee Period for the amount being transferred. Any such Guarantee Period will begin on the effective date of the transfer and end on the Expiration Date. The amount transferred into such Guarantee Period will earn interest at the Guaranteed Interest Rate declared by the Company for that Guarantee Period as of the effective date of the transfer.

    Transfers will be subject to the following conditions: (1) not more than 12 transfers may be made in any Account Year; (2) the amount being transferred from a Sub-Account may not be less than the amount set forth on the Certificate Specifications page unless the total Participant's Account Value attributable to a Sub-Account is being transferred; (3) any Participant's Account Value remaining in a Sub-Account may not be less than the amount set forth on the Certificate Specifications page; and (4) the total Participant's Account Value attributable to the Guarantee Amount must be transferred, except for an "interest out" transfer (I.E., the entire amount of interest credited to all Guarantee Amounts during the current Account Year is transferred to one or more Sub-Accounts). In addition, transfers of a Guarantee Amount (except interest credited to such Guarantee Amount during the current Account Year) will be subject to the market value adjustment described below unless the transfer is effective within 30 days prior to the Expiration Date applicable to the Guarantee Amount. Transfers involving Variable Accumulation Units shall be subject to such terms and conditions as may be imposed by the Funds. Similarly, the Company reserves the right in its sole discretion to delay transfers of a Guarantee Amount for reasons similar to those underlying delays of transfers among Sub-Accounts. The Company also reserves the right in its sole discretion to refuse or delay all transfer requests initiated on behalf of a Participant by any third party authorized to make such requests. Currently, there is no charge for transfers; however, the Company reserves the right to impose a charge for each transfer as shown on the Certificate Specifications page. The Company reserves the right to limit the amount which may be transferred from the Sub-Accounts to the Fixed Account.

ACCOUNT FEE

    Prior to the Annuity Commencement Date, on each Account Anniversary the Company will deduct from the value of each Participant's Account an annual account fee to reimburse the Company for administrative expenses relating to the contract and the Participant's Account. In Account Years one through five the account fee is equal to the lesser of the amount specified on the Certificate Specifications page or 2% of the Participant's Account Value; thereafter the account fee may be changed annually, but in no event may it exceed the lesser of the maximum amount specified on the Certificate Specifications page or 2% of the Participant's Account Value. The account fee will be deducted on a PRO RATA basis from amounts allocated to each Guarantee Period and each Sub-Account in which the Participant's Account is invested at the time of such deduction. If a Participant's Account is surrendered for its full value on other than an Account Anniversary, the account fee will be deducted in full at the time of such surrender. The Company will waive the account fee when either (a) the entire Participant's Account Value has been allocated to the Fixed Account during the entire previous Account Year, or (b) the Participant's Account Value is greater than the amount specified on the Certificate Specifications page on the Account Anniversary. On the Annuity Commencement Date the value of the Participant's Account will be reduced by a proportionate amount of the account fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

    After the Annuity Commencement Date an annual account fee in an amount specified on the Certificate Specifications page will be deducted in equal amounts from each Variable Annuity payment made during the year. No such deduction is made from Fixed Annuity payments.

        CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE ADJUSTMENT

CASH WITHDRAWALS

    At any time before the Annuity Commencement Date and during the lifetime of the Annuitant, the Participant may elect to receive a cash withdrawal payment from the Company by filing with the Company at its Annuity Service Mailing Address, a written election in such form as the Company may require. Any such election shall specify the amount of the withdrawal and will be effective on the date that it is received by the Company. Any cash withdrawal payment will be paid within seven days from the date the election becomes effective, except as the Company may be permitted to defer such payment in accordance with the Investment Company Act of 1940. The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date written request for such withdrawal is received by the Company.

    The Participant may request a full surrender or a partial withdrawal. A full surrender will result in a cash withdrawal payment equal to the value of the Participant's Account at the end of the Valuation Period during which the election becomes effective less the account fee, plus or minus any applicable market value adjustment, and less any applicable withdrawal charge. A partial withdrawal (I.E., a payment of an amount less than that paid under a full surrender) will result in the cancellation of a portion of the Participant's Account Value with an aggregate dollar value equal to the dollar amount of the cash withdrawal payment, plus or minus any applicable market value adjustment and plus any applicable withdrawal charge.

    In the case of a partial withdrawal, the Participant may instruct the Company as to the amounts to be withdrawn from each Sub-Account and/or Guarantee Amount. If not so instructed, the Company will effect the partial withdrawal PRO RATA from each Sub-Account and Guarantee Amount in which the Participant's Account Value is invested at the end of the Valuation Period during which the withdrawal becomes effective. If a partial withdrawal is requested which would leave a Participant's Account Value less than the account fee, then such partial withdrawal will be treated as a full surrender.

    Cash withdrawals from a Sub-Account will result in the cancellation of Variable Accumulation Units attributable to the Participant's Account with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit values of the Sub-Account for the Valuation Period during which the cash withdrawal is effective.

    All cash withdrawals of any Guarantee Amount, except those effective within 30 days prior to the Expiration Date of such Guarantee Amount or the withdrawal of interest credited to such Guarantee Amount during the current Account Year, will be subject to the market value adjustment described below.

WITHDRAWAL CHARGES

    If a cash withdrawal is made, a withdrawal charge may be assessed by the Company. The amount of any withdrawal charge is determined as follows:

        Old Payments and new Payments: With respect to a particular Account Year, new Payments are those Payments made in that Account Year or in the six immediately preceding Account Years; and old Payments are those Payments not defined as new Payments.

        Order of liquidation: For purposes of a full surrender or partial withdrawal, each withdrawal is allocated first to the free withdrawal amount and then to previously unliquidated Payments (on a first-in, first-out basis) until all Purchase Payments have been liquidated.

        Free withdrawal amount: The free withdrawal amount is equal to 10% of any new Payments, irrespective of whether such new Payments have been liquidated. Any portion of the free withdrawal amount that is not used in the current Account Year is cumulative into future years.

        Maximum withdrawal amount without a withdrawal charge: The maximum amount that can be withdrawn without a withdrawal charge in an Account Year is equal to the sum of: (a) any previously unliquidated free withdrawal amount, and (b) any previously unliquidated old Payments.

        Amount subject to withdrawal charge: For any partial withdrawal or full surrender, the amount subject to withdrawal charge is the amount of the partial withdrawal or full surrender less the maximum withdrawal amount without a withdrawal charge, up to a maximum of the sum of all unliquidated new Payments.

        Withdrawal charge percentage: The withdrawal charge percentage varies according to the number of complete Account Years between the Account Year in which a Purchase Payment was credited to the Participant's Account and the Account Year in which it is withdrawn.

        Amount of withdrawal charge: The amount of the withdrawal charge is determined by multiplying the amount subject to a withdrawal charge by the withdrawal charge percentages(s) set forth on the Certificate Specifications page.

    No withdrawal charge is imposed upon amounts applied to purchase an annuity.

NURSING HOME WITHDRAWAL PRIVILEGE

    The Company will waive the withdrawal charge arising from a full surrender if: (1) at least one year has elapsed since the Certificate's Date of Coverage, and (2) the Participant is confined to an eligible nursing home and has been confined there for at least the preceding one hundred eighty (180) days. Proof of the Participant's confinement to an eligible nursing home must be provided to the Company at its Annuity Service Mailing Address in such form as the Company may require.

    For purposes of this section, an eligible nursing home is a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient.

MARKET VALUE ADJUSTMENT

    Any cash withdrawal (which for purposes of this section includes transfers, distributions on the death of a Participant, and amounts applied to purchase an annuity) of a Guarantee Amount, other than a withdrawal effective within 30 days prior to the Expiration Date of the Guarantee Amount, or the withdrawal of interest credited on such Guarantee Amount during the current Account Year, will be subject to a market value adjustment.

    The market value adjustment will reflect the relationship between the current rate (as described in the formula below) for the amount being withdrawn and the Guaranteed Interest Rate applicable to the amount being withdrawn. It also reflects the time remaining in the applicable Guarantee Period.

    The market value adjustment will be determined by multiplying the amount being withdrawn after the deduction of any applicable account fee and before deduction of any applicable withdrawal charge by the market value adjustment factor. The market value adjustment factor is:

                           [(1 + I)/(1 + J+b)]N/12 -1

    where,

    I is the Guaranteed Interest Rate being credited to the Guarantee Amount subject to the market value adjustment,

    J is the Guaranteed Interest Rate declared by the Company, as of the effective date of the application of the market value adjustment, for current allocations to Guarantee Periods equal to the balance of the Guarantee Period of the Guarantee Amount subject to the market value adjustment, rounded to the next higher number of complete years (the current rate),

    b is a factor which the Company will determine for each Certificate and which is set forth on the Certificate Specifications page and which will not exceed .25%, and

    N is the number of complete months remaining in the Guarantee Period of the Guarantee Amount subject to the market value adjustment.

    In the determination of J, if the Company does not currently offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the current rates for Guarantee Periods that are available.

                                 DEATH BENEFIT

DEATH BENEFIT PROVIDED BY THE CONTRACT

    If the Annuitant dies while this contract and the applicable Certificate are in effect and before the Annuity Commencement Date, the Company, upon receipt of Due Proof of Death of the Annuitant, will pay a death benefit to the Beneficiary in accordance with this Death Benefit provision. If there is no designated Beneficiary living on the date of death of the Annuitant, the Company will pay the death benefit upon receipt of Due Proof of Death of both the Annuitant and the designated Beneficiary in one sum to the Participant or, if the Annuitant was the Participant, to the estate of the deceased Participant/Annuitant. If the death of the Annuitant occurs on or after the Annuity Commencement Date, no death benefit will be payable under the contract except as may be provided under the form of annuity elected.

ELECTION AND EFFECTIVE DATE OF ELECTION

    During the lifetime of the Annuitant and prior to the Annuity Commencement Date, the Participant may elect to have the death benefit applied under one or more of the Annuity Options in accordance with the contract's settlement provisions to effect a Variable Annuity or a Fixed Annuity or a combination of both for the Beneficiary as Payee after the death of the Annuitant. This election may be made or subsequently revoked by filing with the Company at its Annuity Service Mailing Address, a written election or revocation of an election in such form as the Company may require. Any election or revocation of an election of a method of settlement of the death benefit by the Participant will become effective on the date it is received by the Company. For the purposes of the Payment of Death Benefit section below, any election of the method of settlement of the death benefit by the Participant which is in effect on the date of death of the Annuitant will be deemed effective on the date Due Proof of Death of the Annuitant is received by the Company.

    If no election of a method of settlement of the death benefit by the Participant is in effect on the date of death of the Annuitant, the Beneficiary may elect (a) to receive the death benefit in the form of a cash payment, in which event the Participant's Account will be cancelled; or (b) to have the death benefit applied under one or more of the Annuity Options in accordance with the settlement provisions to effect, on the Annuity Commencement Date determined in the Payment of Death Benefit section below, a Variable Annuity or a Fixed Annuity or a combination of both for the Beneficiary as Payee. This election may be made by filing with the Company at its Annuity Service Mailing Address, a written election in such form as the Company may require. Any written election of a method of settlement of the death benefit by the Beneficiary will become effective on the later of: (a) the date the election is received by the Company; or (b) the date Due Proof of Death of the Annuitant is received by the Company. If a written election by the Beneficiary is not received by the Company within 60 days following the date Due Proof of Death of the Annuitant is received by the Company, the Beneficiary shall be deemed to have elected a cash payment as of the last day of such 60 day period.

PAYMENT OF DEATH BENEFIT

    If the death benefit is to be paid in cash to the Beneficiary, payment will be made within seven days of the date the election becomes effective or is deemed to become effective, except as the Company may be permitted to defer any such payment in accordance with the Investment Company Act of 1940. If the death benefit is to be paid in one sum to the Participant, or, in the event the Annuitant was the Participant, to the estate of the deceased Participant/Annuitant, payment will be made within seven days of the date Due Proof of Death of the Annuitant, the Participant, and/or designated Beneficiary, as applicable, is received by the Company. If settlement under one or more of the Annuity Options is elected, the Annuity Commencement Date will be the first day of the second calendar month following the effective date or the deemed effective date of the election and the Participant Account will be maintained in effect until the Annuity Commencement Date.

AMOUNT OF DEATH BENEFIT

    The death benefit is determined as of the Death Benefit Date.

    If the Annuitant was age 85 or less on the Date of Coverage, the death benefit is equal to the greatest of:

(1) the Participant's Account Value for the Valuation Period in which the Death Benefit Date occurs;

(2) the amount which would have been payable in the event of a full surrender of the Participant's Account on the Death Benefit Date;

(3) the Participant's Account Value on the Seven Year Anniversary immediately preceding the Death Benefit Date, adjusted for any subsequent Purchase Payments and partial withdrawals and charges made between such Seven Year Anniversary and the Death Benefit Date;

(4) the greatest of the Participant's Account Values on any Account Anniversary prior to the Annuitant's 80th birthday, adjusted for any subsequent Purchase Payments and partial withdrawals and charges made between such Account Anniversary and the Death Benefit Date; and

(5) the total Purchase Payments made with respect to the Participant's Account, adjusted for any partial withdrawals, accumulated as indicated below.

    In determining the amount payable under (5), each Purchase Payment and amount transferred to the Participant's Variable Account will accumulate daily at a rate equivalent to 5% per year until the first day of the month following the Annuitant's 80th birthday. No such accumulation will apply to a Purchase Payment or amount transferred once that Purchase Payment or amount so transferred has, as a result of such accumulation, grown to double its original amount. Partial withdrawals will affect the amount payable under (5) on a basis proportional to the reduction in the Participant's Account Value brought about by such withdrawal. Transfers between the Fixed Account and the Variable Account will shift the amounts accumulating under (5) on a basis proportional to the reduction in the Participant's Account from which the transfer was made.

    If the Annuitant was age 86 or older on the Date of Coverage, the death benefit will be equal to (2) above.

    If (2), (3), (4), or (5) is operative, the Participant's Account Value will be increased by the excess of (2), (3), (4), or (5), as applicable, over (1), and the increase will be allocated to the Sub-Accounts based on the respective values of the Sub-Accounts on the Death Benefit Date. If no portion of the Participant's Account is allocated to the Sub-Accounts, the entire increase will be allocated to the Sub-Account invested in either a money market Fund, if available, or in the Company's general account.

                             SETTLEMENT PROVISIONS

GENERAL

    On the Annuity Commencement Date, the adjusted value of the Participant's Account as determined in accordance with the Determination of Amount provision below will be applied, as specified by the Participant, under one or more of the Annuity Options provided in the contract or under such other settlement options as may be agreed to by the Company. However, if the amount to be applied under any Annuity Option is less than the "Minimum Annuity Application Amount," set forth on the Certificate Specifications page, or if the first annuity payment payable in accordance with such option is less than the "Minimum Initial Annuity Payment Amount" set forth on the Certificate Specifications page, the Company will pay the amount to be applied in a single payment to the Payee.

    After the Annuity Commencement Date, no change of Annuity Option is permitted and no payments may be requested under the Cash Withdrawals provision of the contract. Exchanges of Variable Annuity Units are permitted.

ELECTION AND EFFECTIVE DATE OF ELECTION

    During the lifetime of the Annuitant and prior to the Annuity Commencement Date, the Participant may elect to have the adjusted value of the Participant's Account applied on the Annuity Commencement Date under one or more of the Annuity Options provided in the contract; if more than one person is named as Annuitant, due to the designation of a co-annuitant, the Participant may elect to name one of such persons to be the sole Annuitant as of the Annuity Commencement Date. The Participant may also change any election but any election or change of election must be effective at least 30 days prior to the Annuity Commencement Date. This election or change of election may be made by filing with the Company as its Annuity Service Mailing Address, a written election or change of election in such form as the Company may require. Any such election or change of election will become effective on the date it is received by the Company. If no such election is in effect on the 30th day prior to the Annuity Commencement Date, the adjusted value of the Participant's Account will be applied under Annuity Option B, for a life annuity with 120 monthly payments certain. If there is no election of a sole Annuitant in effect on the 30th day prior to the Annuity Commencement Date, the person designated as co-annuitant will be the Payee under the applicable Annuity Option.

    Any such election may specify the proportion of the adjusted value of the Participant's Account to be applied to provide a Fixed Annuity and/or a Variable Annuity. In the event the election does not so specify, then the portion of the adjusted value of the Participant's Account to be applied to provide a Fixed Annuity and/or a Variable Annuity will be determined on a PRO RATA basis from the composition of the Participant's Account on the Annuity Commencement Date.

    The Annuity Options in the contract may also be elected as provided in the Death Benefit section of the contract.

DETERMINATION OF AMOUNT

    The adjusted value of the Participant's Account is applied to provide a Variable Annuity or a Fixed Annuity or a combination of both. This value shall be equal to the Participant's Account Value for the Valuation Period which ends immediately preceding the Annuity Commencement Date, minus a proportionate amount of the account fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date, plus or minus any applicable market value adjustment and minus any applicable premium or similar tax.

EFFECT OF ANNUITY COMMENCEMENT DATE ON PARTICIPANT'S ACCOUNT

    The Participant's Account will be cancelled on the Annuity Commencement
Date.

ANNUITY COMMENCEMENT DATE

    The Annuity Commencement Date is set forth on the Certificate Specifications page. This date may be changed from time to time by the Participant provided that each change is effective at least 30 days prior to the then current Annuity Commencement Date and the new Annuity Commencement Date is a date which is: (1) at least 30 days after the effective date of the change; (2) the first day of a month; and (3) not later than the first day of the first month following the Annuitant's 90th birthday. Any change of the Annuity Commencement Date may be made by filing with the Company at its Annuity Service Mailing Address, a written designation of a new Annuity Commencement Date in such form as the Company may require. Any such change will become effective on the date the designation is received by the Company.

    The Annuity Commencement Date may also be changed by an election of a settlement option as provided in the Death Benefit section of this contract.

FIXED ANNUITY PAYMENTS

    The dollar amount of each Fixed Annuity payment shall be determined in accordance with the annuity payment rates shown on pages 17 and 18, which are based on the minimum guaranteed interest rate of 3% per year or, if more favorable to the Payee(s), in accordance with the annuity payment rates published by the Company and in use on the Annuity Commencement Date.

VARIABLE ANNUITY PAYMENTS

    The dollar amount of the first Variable Annuity payment shall be determined in accordance with the annuity payment rates shown on pages 17 and 18, which are based on an assumed interest rate of 3% per year.

    All Variable Annuity payments other than the first are determined by means of Annuity Units credited with respect to the particular Payee. The number of Annuity Units to be credited in respect of a particular Sub-Account is determined by dividing that portion of the first Variable Annuity payment attributable to that Sub-Account by the Annuity Unit value of that Sub-Account for the Valuation Period which ends immediately preceding the Annuity Commencement Date. The resulting number of Annuity Units of each Sub-Account credited with respect to the Payee remains fixed unless an exchange of Annuity Units is made pursuant to the Exchange of Variable Annuity Units section below. The dollar amount of each Variable Annuity payment after the first may increase, decrease or remain constant, and is equal to the sum of the amounts determined by multiplying the number of Annuity Units of a particular Sub-Account credited with respect to the Payee by the Annuity Unit value for the particular Sub-Account for the Valuation Period which ends immediately preceding the due date of each subsequent Variable Annuity payment.

ANNUITY UNIT VALUE

    The Annuity Unit value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Annuity Unit value for the particular Sub-Account for any subsequent Valuation Period is determined by multiplying the Annuity Unit value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Sub-Account for the current Valuation Period and then multiplying that product by a factor to neutralize the assumed interest rate of 3% per year used to establish the annuity payment rates found in the contract. The factor is [0.99991902] for a one day Valuation Period.

EXCHANGE OF VARIABLE ANNUITY UNITS

    After the Annuity Commencement Date the Payee may, by filing a written request with the Company at its Annuity Service Mailing Address, exchange the value of a designated number of Annuity Units of particular Sub-Accounts then credited with respect to such Payee for other Annuity Units, the value of which would be such that the dollar amount of an annuity payment made on the date of the exchange would be unaffected by such exchange. The maximum number of exchanges that may be made in any Account Year is set forth on the Certificate Specifications page.

    Exchanges may be made among the Sub-Accounts only. Exchange shall be made using the Annuity Unit values for the Valuation Period during which the request for exchange is received by the Company.

ACCOUNT FEE

    After the Annuity Commencement Date an annual account fee equal to the amount specified on the Certificate Specifications page will be deducted in equal amounts from each Variable Annuity payment made during the year as provided in the Contract Values During Accumulation Period section of this contract. No such deduction is made from Fixed Annuity payments.

DESCRIPTION OF ANNUITY OPTIONS

    Annuity Options A, B, C and D are available on either a Fixed Annuity or a Variable Annuity basis. Annuity Option E is available on a Fixed Annuity basis only.

    Annuity Option A. Life Annuity: Monthly payments during the lifetime of the Payee.

    Annuity Option B. Life Annuity with 60, 120, 180 or 240 Monthly Payments
Certain: Monthly payments during the lifetime of the Payee and in any event for sixty (60), one hundred twenty (120), one hundred eighty (180) or two hundred forty (240) months certain as elected.

    Annuity Option C. Joint and Survivor Annuity: Monthly payments payable during the joint lifetime of the Payee and a designated second person and during the lifetime of the survivor. During the lifetime of the survivor variable monthly payments, if any, will be determined using the percentage chosen at the time of the election of this option of the number of each type of Annuity Unit credited with respect to the Payee, and each fixed monthly payment, if any, will be equal to the same percentage of the Fixed Monthly payment payable during the joint lifetime of the Payee and designated second person.

    Annuity Option D. Monthly Payments for a Specified Period Certain: Monthly payments for any specified period of time (at least (5) years but not exceeding thirty (30) years), as elected.

    Annuity Option E. Fixed Payments: The amount applied to provide fixed payments in accordance with the Annuity Option will be held by the Company at interest. Fixed payments will be made in such amounts and at such times (at least over a period of five (5) years) as may be agreed upon with the Company and will continue until the amount held by the Company with interest is exhausted. The final payment will be for the balance remaining and may be les than the amount of each preceding payment. Interest will be credited on an annual basis on the amount remaining unpaid at a rate which shall be determined by the Company from time to time but which shall not be less than 3% per year compounded annually. The rate so determined may be changed at any time and as often as may be determined by the Company, provided, however, that the rate may not be reduced more frequently than once during each calendar year.

AMOUNTS PAYABLE ON DEATH OF PAYEE

    In the event of the death of the Payee on or after the Annuity Commencement Date, the Company will pay any remaining payments under any Annuity Option then in effect to the Payee's designated beneficiary as they become due. If there is no designated beneficiary entitled to these remaining payments then living, the Company will pay the amount specified in the schedule below for any Annuity Option then in effect in one sum to the deceased Payee's estate. Any beneficiary who becomes entitled to any remaining payments under any Annuity Option may elect to receive the amount specified in the schedule below for such option in one sum. In the event of the death of a beneficiary who has become entitled to receive any remaining payments under any Annuity Option, the Company will pay the amount specified for such option in the schedule below in one sum to the deceased beneficiary's estate. All payments made in one lump sum by the Company, as provided in this paragraph, are made in lieu of paying any remaining payments under the Annuity Option then in effect.

 Option    Amount
---------  --------------------------------------------------------------------------

    B      The discounted value of the remaining payments, if any, for the certain period.
    D      The discounted value of the remaining payments, if any, for the certain period.
    E      The unpaid balance of the proceeds and interest.

    In the case of Options B and D the discounted value will be based, for payments being made on a variable basis, on interest conpounded annually at the assumed interest rate and on the assumptions that the particular Annuity Unit values applicable to the remaining payments will be the particular Annuity Unit values for the Valuation Period which ends on the day before the date of the determination and that the discounted value will remain unchanged thereafter.

ANNUITY PAYMENT RATES

    The annuity payment rate tables below show, for each $1,000 applied, the dollar amount of both (a) the first monthly Variable Annuity payment based on the assumed interest rate of 3% and (b) the monthly Fixed Annuity payment, when the payment is based on the minimum guaranteed interest rate of 3% per year.

    The mortality table used in determining the annuity payment rates for Annuity Options A, B and C is the 1983 Individual Annuitant Mortality Table A. In using this mortality table, ages of Annuitants will be reduced by one year for Annuity Commencement Dates occurring during the 1990s, reduced by two years for Annuity Commencement Dates occurring during the decade 2000-2009, and so on.

    The annuity payment rates in the tables shown below reflect rates of mortality appropriate for Annuity Commencement Dates occurring during the 1980s. Thus, for Annuity Commencement Dates occurring during the 1990s the term ADJUSTED AGE as used in the tables below, means actual age less one year. ADJUSTED AGE shall mean actual age less two year for Annuity Commencement Dates occurring during the decade 2000-2009, and so on.

    ADJUSTED AGES will be determined based on the actual age(s) of the Annuitant(s), in completed years and months, as of the Annuity Commement Date. The tables below show annuity payment rates for exact ADJUSTED AGES; rates for ADJUSTED AGES expressed in completed years and months will be based on straight line interpolation between the appropriate annuity payment rates.

    The dollar amount of each annuity payment for any adjusted age or conbination of adjusted ages not shown below or for any other form of Annuity Option agreed to by the Company will be quoted by the Company on request.

               AMOUNT OF FIRST MONTHLY ANNUITY PAYMENT PER $1,000
                              SINGLE LIFE ANNUITY

                                               OPTION B
                                  LIFE ANNUITY WITH PAYMENTS CERTAIN
                          --------------------------------------------------
                           60 Payments    120 Payments   180 Payments   240 Payments
       OPTION A
     LIFE ANNUITY
-----------------------
Adjusted                  ----------------------------------------------------------
  Age     Male   Female   Male   Female   Male  Female   Male  Female   Male  Female
   20      3.04   2.93     3.03   2.93    3.03   2.93    3.03   2.93    3.03   2.93
   25      3.14   3.02     3.14   3.02    3.14   3.02    3.14   3.02    3.13   3.01
   30      3.28   3.13     3.28   3.13    3.27   3.12    3.27   3.12    3.26   3.12
   35      3.44   3.26     3.44   3.26    3.44   3.26    3.43   3.25    3.41   3.24
   40      3.66   3.42     3.65   3.42    3.64   3.42    3.63   3.41    3.60   3.40
   45      3.93   3.63     3.92   3.63    3.90   3.63    3.87   3.61    3.82   3.59
   50      4.27   3.90     4.26   3.90    4.22   3.89    4.17   3.86    4.08   3.82
   55      4.70   4.25     4.68   4.25    4.62   4.22    4.53   4.18    4.39   4.11
   60      5.28   4.72     5.25   4.70    5.14   4.66    4.96   4.57    4.71   4.44
   65      6.10   5.35     6.03   5.32    5.81   5.22    5.46   5.05    5.02   4.79
   70      7.23   6.25     7.07   6.18    6.61   5.96    5.96   5.60    5.27   5.12
   75      8.82   7.56     8.44   7.39    7.49   6.89    6.38   6.14    5.42   5.35
   80     11.06   9.53    10.17   9.07    8.33   7.89    6.66   6.55    5.49   5.47
   85     14.16  12.48    12.12  11.19    8.97   8.74    6.81   6.77    5.51   5.50

                                    OPTION C
                           JOINT AND SURVIVOR ANNUITY
              (Assumed election of Joint and Two-Thirds Survivor)

                             Adjusted Age of Female
Adjusted Age  -----------------------------------------------------
  of Male        55         60         65         70         75
------------  ---------  ---------  ---------  ---------  ---------
     55            4.25       4.47       4.72       4.99       5.29
     60            4.44       4.71       5.01       5.34       5.71
     65            4.65       4.97       5.33       5.75       6.23
     70            4.88       5.24       5.68       6.20       6.81
     75            5.11       5.52       6.04       6.68       7.45

                                    OPTION D
                    PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

  Years      Amount       Years      Amount       Years      Amount       Years      Amount
---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
    5           17.91      12            8.24      19            5.73      26            4.59
    6           15.14      13            7.71      20            5.51      27            4.47
    7           13.16      14            7.26      21            5.32      28            4.37
    8           11.68      15            6.87      22            5.15      29            4.27
    9           10.53      16            6.53      23            4.99      30            4.18
   10            9.61      17            6.23      24            4.84
   11            8.86      18            5.96      25            4.71

[PLEASE CONFIRM TABLES]

                              OWNERSHIP PROVISIONS

EXERCISE OF CONTRACT RIGHTS

    The contract shall belong to the Owner. Unless any contract rights and privileges have been expressly reserved by the Owner, the Participant shall be entitled to exercise all rights and privileges in connection with such Participant's Certificate. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocable Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant and prior to the Annuity Commencement Date, except as otherwise provided in the contract.

    The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Annuitant. Such Payees may thereafter exercise such rights and privileges, if any, of ownership which continue.

DEATH OF PARTICIPANT

    If a Participant under a Non-Qualified contract dies prior to the Annuitant and before the Annuity Commencement Date, that Participant's Account Value, plus or minus any applicable market value adjustment must be distributed to the "designated beneficiary" (as defined below) either (1) within five years after the date of death of the Participant, or (2) as an annuity over some period not greater than the life or expected life of the designated beneficiary, with annuity payment beginning within one year after the date of death of the Participant. For this purpose (and for purposes of Section 72(s) of the Code), the person named as Beneficiary shall be considered the designated beneficiary, and if no person then living has been so named, then the Annuitant shall automatically be the designated beneficiary. If the designated beneficiary is the surviving spouse of the deceased Participant, the spouse can elect to continue the Certificate in the spouse's own name as Participant, in which case the mandatory distribution requirements will apply on the spouse's death.

    If the deceased Participant was also the Annuitant, the Death Benefit provision of the contract controls unless the deceased Participant's surviving spouse is the designated beneficiary and elects to continue the Certificate in the spouse's own name as both Participant and Annuitant.

    If the Payee dies on or after the Annuity Commencement Date and before the entire accumulation under such Participant's Account has been distributed, the remaining portion of such Participant's Account, if any, must be distributed as least as rapidly as the method of distribution then in effect.

    In any case in which a non-natural person constitutes a holder of the Certificate for the purposes of Section 72(s) of the Code, (1) the distribution requirements described above shall apply upon the death of any Annuitant, and
(2) a change in any Annuitant shall be treated as the death of such Annuitant.

    In all cases, no Participant or Beneficiary shall be entitled to exercise any rights that would adversely affect the treatment of the contract as an annuity contract under the Code.

VOTING OF FUND SHARES

    The Company will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds, but will follow voting instructions received from persons having the right to give voting instructions. The Owner or Participant, as the case may be, is the person having the right to give voting instructions prior to the Annuity Commencement Date. On or after the Annuity Commencement Date the Payee is the person having such voting rights. Any shares attributable to the Company and any Fund shares for which no timely voting instructions have been received will be voted by the Company in the same proportion as the shares for which instructions are received from persons have such voting rights.

    Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under retirement or deferred compensation plans, other than rights afforded by the Investment Company Act of 1940, nor do they have any duty to inquire as to the instructions received or the authority of Owners, Participants, or others to instruct on the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners, Participants and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

    All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each Owner, each Participant and each Payee having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. The number of particular Fund shares as to which each such person is entitled to give instructions will be determined by the Company as of a date not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all the Variable Accumulation Units of the particular Sub-Account credited to the Participant's Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the particular Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date.

PERIODIC REPORTS

    During the Accumulation Period the Company will send to the Participant, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to the Participant's Account and the fixed accumulation value of such account, which statement shall be accurate as of a date not more than two months previous to the date of mailing. In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and each Fund as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. The Company will also send such statements reflecting transactions in the Participant's Account as may be required by applicable laws, rules and regulations.

                             BENEFICIARY PROVISION

DESIGNATION AND CHANGE OF BENEFICIARY

    The Beneficiary designation contained in the Application, if any, will remain in effect until changed. The interest of any Beneficiary is subject to the Beneficiary surviving the Annuitant and, in the case of a Non-Qualified Contract, to the Beneficiary surviving the Participant as well.

    Subject to the rights of an irrevocable Beneficiary, the Participant may change or revoke the designation of a Beneficiary at any time while the Annuitant is living. To do so, the Participant must file the change or revocation with the Company at its Annuity Service Mailing Address in such form as the Company may require. The change or revocation will not be binding upon the Company until it is received by the Company. When it is so received the change or revocation will be effective as of the date on which the Beneficiary designation or revocation was signed, but the change or revocation will be without prejudice to the Company on account of any payment made or any action taken by the Company before the Company receives and acknowledges the change or revocation.

                               GENERAL PROVISIONS

AGE AND SEX MISSTATEMENT

    If any date of birth or sex, or both, has been misstated in the Application, if any, or elsewhere, the amounts payable pursuant to the contract will be the amounts which would have been provided using the correct age or sex, or both. Any deficiency in payments already made by the Company shall be paid promptly and any excess in the payments already made by the Company shall be charged against the benefits falling due after the adjustment.

CONTRACT

    The contract is issued in consideration of the Contract Application and payment of the Purchase Payment(s). This contract and the Contract Application, a copy of which is attached, constitute the entire contract. All statements made in the Contract Application and each Participant's Application will be deemed representations and not warranties, and no statement will void the contract or a Participant's interest therein or be used in defense to a claim unless it is contained in the Contract Application or the Application of that Participant and a copy is attached to the contract or Certificate, as applicable, at issue. Only the President, a Vice President, the Actuary or the Secretary of the Company has authority to agree on behalf of the Company to any alteration of the contract or any Certificate, or to any waiver of the rights or requirements of the Company.

CURRENCY

    All amounts due under the contract are payable in U.S. dollars, lawful money of the United States of America.

DETERMINATION OF VALUES

    The method of determination by the Company of the Net Investment Factor and the number and value of Accumulation Units and Annuity Units shall be conclusive upon the Owner, the Participant, any Payee and any Beneficiary.

DISCONTINUANCE OF NEW PARTICIPANTS

    The Company, by giving 30 days' prior written notice to the Owner, may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under this contract. Such limitation or discontinuance shall have no effect on rights or benefits with respect to any Participant's Account established prior to the effective date of such limitation or discontinuance.

GOVERNING LAW

    This contract and all Certificates issued in connection with it will be governed by the laws of the jurisdiction where the Contract Application is signed.

GUARANTEES

    Subject to the Net Investment Factor provision, the Company guarantees that the dollar amount of Variable Annuity payments made during the lifetime of the Payee(s) will not be adversely affected by the actual mortality experience of the Company or by the actual expenses incurred by the Company in excess of the expense deductions provided for in the contract and other contracts providing benefits which vary in accordance with the investment performance of the Sub-Accounts.

INCONTESTABILITY

    This contract is incontestable, subject to the Age and Sex Misstatements, Proof of Age and Proof of Survival provisions contained herein.

MODIFICATION

    Upon notice to the Owner, the Participant(s) or the Payee(s) during the annuity period, this contract may be modified by the Company, but only if such modification (a) is necessary to make the contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; or (b) is necessary to assure continued qualification of the contract under the Code or other federal or state laws relating to retirement annuities or annuity contracts; or (c) is necessary to reflect a change in the operation of the Variable Account or the Sub-Accounts; (d) provides additional Variable Account and/or Fixed Account options; or (e) as may otherwise be in the best interests of Owners or Participants, as applicable. In the event of any such modification, the Company may make appropriate endorsement to the contract to reflect such modification.

    In addition, upon 60 days' prior written notice to the Owner, the contract may be modified by the Company to change the withdrawal charges, account fees, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly Variable Annuity and Fixed Annuity payments and the formula used to calculate the market value adjustment, provided that any such modification shall apply only to Participant's Accounts established after the effective date of the modification. All of the charges and the annuity tables which are provided in the contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant's Accounts established prior to the effective date of such modification,

NONPARTICIPATING

    The contract is nonparticipating and will not share in any profits or surplus earnings of the Company and therefore, no dividends are payable.

PAYMENTS BY THE COMPANY

    All sums payable by the Company pursuant to the contract are payable only at its Executive Office or such other place as may be designated by the Company. The Company may require surrender of the contract upon final payment of all sums payable by the Company pursuant to the contract.

PROOF OF AGE

    The Company shall have the right to require evidence of the age of any Payee under Annuity Options A, B, and C prior to the Annuity Commencement Date.

PROOF OF SURVIVAL

    The Company shall have the right to require evidence of the survival of any Payee under Annuity Options A, B and C at the time any payment payable to such Payee is due.

SPLITTING UNITS

    The Company reserves the right to split or combine the value of Variable Accumulation Units, Annuity Unit or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of this contract.

RIGHTS RESERVED BY THE COMPANY

    The Company reserves the right, to the extent permitted by law, to: (1) deregister the Variable Account under the Investment Company Act of 1940; (2) combine any two or more variable accounts; (3) operate the Variable Account as a management investment company or any other form permitted by law; (4) substitute shares of a Fund for shares of another investment company if shares of such Fund are not available, or if, in the Company's judgment, further investment in such Fund's shares is no longer appropriate; (5) add or delete Funds, or series or sub-series thereof, and corresponding Sub-Accounts; (6) to add or remove Guarantee Periods available at any time for election by a Participant; and (7) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account.

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                                     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
               A Wholly-Owned Subsidiary of Sun Life Assurance Company of Canada

EXECUTIVE OFFICE:                     HOME OFFICE:                          ANNUITY SERVICE MAILING ADDRESS:
One Sun Life Executive Park           Wilmington, Delaware                  Sun Life Annuity Service Center
Wellesley Hills, Massachusetts 02181                                        P.O. Box 1024
                                                                            Boston, Massachusetts 02103

FLEXIBLE PAYMENT DEFERRED COMBINATION VARIABLE AND FIXED GROUP ANNUITY CONTRACT
                                NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD AND DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO A PARTICIPANT, INCLUDING WITHDRAWALS, TRANSFERS, AMOUNTS APPLIED TO PURCHASE AN ANNUITY, AND DISTRIBUTIONS RESULTING FROM THE DEATH OF THE PARTICIPANT. PAYMENTS MADE FROM GUARANTEE AMOUNTS WHICH ARE WITHIN 30 DAYS PRIOR TO THE END OF A GUARANTEE PERIOD OR THE WITHDRAWAL OF INTEREST CREDITED TO GUARANTEE AMOUNTS DURING THE CURRENT ACCOUNT YEAR ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT.